SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                             HEALTHSOUTH CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                             HEALTHSOUTH CORPORATION
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
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     (1)  Title of each class of securities to which transaction applies: N/A
     ---------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies: N/A
     ---------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
          N/A
     ---------------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:
          N/A
     ---------------------------------------------------------------------------
     (5)  Total fee paid: N/A
     ---------------------------------------------------------------------------


[ ]  Fee paid previously with preliminary materials.
     ---------------------------------------------------------------------------
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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     ---------------------------------------------------------------------------

                            HEALTHSOUTH CORPORATION
                            ONE HEALTHSOUTH PARKWAY
                           BIRMINGHAM, ALABAMA 35243

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS



     Our 2001 annual meeting of stockholders will be held at One HealthSouth Parkway, Birmingham, Alabama on Thursday, May 17, 2001, beginning at 2:00 p.m., Central Daylight Time. The meeting is being held for the following purposes:

       (1) To elect nine Directors to serve until our next annual meeting of stockholders and until their successors shall have been duly elected and qualified; and

       (2) To act on any other matter that may properly come before the annual meeting or any adjournment(s) or postponement(s) of the annual meeting.

     All stockholders of record who own shares of HEALTHSOUTH common stock at the close of business on March 30, 2001 are entitled to receive notice of and to vote at the annual meeting.

--------------------------------------------------------------------------------
     WHETHER OR NOT YOU INTEND TO ATTEND THE ANNUAL MEETING, PLEASE MARK, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING FORM OF PROXY, USING THE ENCLOSED
PREPAID ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING IN PERSON, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON. ATTENDANCE AT THE MEETING DOES NOT OF ITSELF REVOKE YOUR PROXY.
--------------------------------------------------------------------------------



                                        BRANDON O. HALE
                                        Secretary


April 17, 2001

                            HEALTHSOUTH CORPORATION


                                PROXY STATEMENT



                                 INTRODUCTION

     This proxy statement and the accompanying form of proxy are being sent to our stockholders in connection with our solicitation of proxies for use at the 2001 annual meeting of our stockholders or at any adjournment(s) or postponement(s) of the annual meeting. The annual meeting will be held on May 17, 2001, beginning at 2:00 p.m., Central Daylight Time, at our principal executive offices, located at One HealthSouth Parkway, Birmingham, Alabama. We encourage all of our stockholders to vote at the annual meeting, and we hope that the information contained in this document will help you decide how you wish to vote at the annual meeting. These proxy solicitation materials are being sent to our stockholders on or about April 17, 2001.


THE ANNUAL MEETING


Purpose of the Annual Meeting

     The purpose of the annual meeting is to elect a Board of Directors to serve until our 2002 annual meeting of stockholders and until their successors are duly elected and qualified to act.


Voting at the Annual Meeting; Proxies

     To vote at the annual meeting, you may attend the annual meeting and vote your shares of HEALTHSOUTH common stock in person, or you may appoint a person to act as your proxy who will vote your shares at the annual meeting in accordance with your instructions. If you wish to appoint a proxy who will vote your shares of HEALTHSOUTH common stock on your behalf at the annual meeting, you should complete, date, sign and return the form of proxy accompanying this document by using the enclosed prepaid envelope. If you properly complete, date and sign your proxy and it is received by Mellon Investor Services, L.L.C. before, or by us at, the annual meeting, your shares of HEALTHSOUTH common stock will be voted in accordance with the voting instructions you completed on the proxy, unless you have validly revoked the proxy. If you properly date and sign and return a proxy, but you fail to complete the voting instructions, your shares of HEALTHSOUTH common stock will be voted FOR the election of each nominee named under the section of this document captioned "Election of Directors".

     We do not currently anticipate any other matters being presented for action at the annual meeting. If any other matters are properly presented for action, the person(s) named on your proxy will vote your shares of HEALTHSOUTH common stock on these other matters in their discretion and best judgment, under the discretionary authority you have granted to them in your proxy.

     You may revoke your proxy at any time prior to its exercise at the annual meeting by:

     o   writing to us notifying us that you wish to revoke your proxy;

     o properly completing, dating, signing and returning to us another proxy which is granted and dated after any other proxy previously granted by you; or

     o   attending the annual meeting and voting in person.

     Notices of revocation should be addressed to us as follows:

                            HEALTHSOUTH Corporation
                            One HealthSouth Parkway
                           Birmingham, Alabama 35243
                     Attention: Brandon O. Hale, Secretary

     Notices of revocation of your proxy must be received by us at the address above as originals sent by U.S. mail or overnight courier. You may not revoke your proxy by any other means.

     If you grant a proxy, you are not prevented from attending the annual meeting and voting in person. However, your attendance at the annual meeting will not by itself revoke a proxy that you have previously granted; you must vote in person at the annual meeting to revoke your proxy. If you have instructed your broker, nominee, custodian or other fiduciary to vote your shares of HEALTHSOUTH common stock, you must contact that fiduciary and follow its directions on how to change your vote.


Quorum; Voting Rights

     Our Board of Directors has determined that those stockholders who are recorded in our record books as owning shares of HEALTHSOUTH common stock as of the close of business on March 30, 2001, are entitled to receive notice of and to vote at the annual meeting. As of the record date, there were 389,487,541 shares of HEALTHSOUTH common stock issued and outstanding.

     Before any business may be transacted at the annual meeting, a quorum must be present. A quorum will be attained if a majority of the shares of HEALTHSOUTH common stock which are entitled to vote at the annual meeting are present in person or represented by proxy at the annual meeting.

     Each share of common stock is entitled to one vote on any matter to properly come before the annual meeting.

     There are no dissenters' rights of appraisal in connection with any stockholder vote to be taken at the annual meeting.


Proxy Solicitation

     This proxy solicitation is being made by our Board of Directors. To assist us in soliciting proxies, we have retained Mellon Investor Services, L.L.C., a proxy soliciting firm, and we have agreed to pay Mellon Investor Services, L.L.C. a fee of $12,000, and all reasonable out-of-pocket expenses incurred by it in connection with the provision of its services. In addition, our Directors, officers and other employees, not specifically employed for this purpose, may also solicit proxies by personal interview, mail, telephone or facsimile. They will not receive additional compensation for their efforts. We will bear the entire cost of this proxy solicitation. We will request banks, brokers, nominees, custodians and other fiduciaries, who hold shares of HEALTHSOUTH common stock in street name, to forward these proxy solicitation materials to the beneficial owners of those shares and we will reimburse them the reasonable out-of-pocket expenses they incur in doing so.


Effect of "Abstentions" and "Broker Non-Votes"

     We intend to count "abstentions" and "broker non-votes" only for the purpose of determining if a quorum is present at the annual meeting; they will not be counted as votes cast on any other proposal which requires the vote of our stockholders. An "abstention" will occur at the annual meeting if your shares of HEALTHSOUTH common stock are deemed to be present at the annual meeting, either because you attend the annual meeting or because you have properly completed and returned a proxy, but you do not vote on any proposal or other matter which is required to be voted on by our stockholders at the annual meeting. A "broker non-vote" will occur if your shares of HEALTHSOUTH common stock are held by a broker or nominee and your shares are deemed to be present at the annual meeting but you have not instructed your broker or nominee how to vote your shares. Brokerage firms which hold shares in street name may not vote a client's shares with respect to any "non-discretionary" item if the client has not furnished voting instructions to the brokerage firm. You should consult your broker if you have any questions about this.

     Abstentions and broker non-votes will have no effect in connection with the election of Directors because the Directors are elected by a majority of the shares of HEALTHSOUTH common stock present or represented and entitled to be voted at the annual meeting. No other matters are expected to be voted on at the annual meeting.

                             ELECTION OF DIRECTORS

GENERAL

     Our bylaws permit our Board of Directors to determine the number of our Directors. Our Board of Directors proposes that each of the nine nominees listed below be elected at the annual meeting as members of our Board of Directors, to serve until the annual meeting of our stockholders in 2002 or until such nominee's successor is duly elected and qualified. The affirmative vote of a majority of the shares of HEALTHSOUTH common stock present or represented and entitled to vote at the annual meeting is required for the election of each nominee. Unless otherwise instructed on the proxy, the persons designated as proxies will vote the shares represented by them FOR the election of the nominees listed below. If a nominee becomes unable or unwilling to accept the nomination or election, the persons designated as proxies will be entitled to vote for any other person designated as a substitute nominee by our Board of Directors.

NOMINEES FOR DIRECTOR

     Information relating to each of the nominees proposed by our Board of Directors for election as one of our Directors is set out below. We have no reason to believe that any of the following nominees will be unable to serve.

                                                PRINCIPAL OCCUPATION
                                                 AND ALL POSITIONS                A DIRECTOR
           NAME               AGE                 WITH HEALTHSOUTH                  SINCE
--------------------------   -----   -----------------------------------------   -----------
Richard M. Scrushy            48     Chairman of the Board                          1984
                                     and Chief Executive Officer
                                     and Director
Phillip C. Watkins, M.D.      59     Physician, Birmingham, Alabama,                1984
                                     and Director
George H. Strong              74     Private Investor, Locust, New Jersey,          1984
                                     and Director
C. Sage Givens                44     General Partner,                               1985
                                     Acacia Venture Partners
                                     and Director
Charles W. Newhall III        56     Partner, New Enterprise                        1985
                                     Associates Limited Partnerships,
                                     and Director
John S. Chamberlin            72     Private Investor,                              1993
                                     Princeton, New Jersey,
                                     and Director
Joel C. Gordon                71     Private Investor,                              1996
                                     Consultant to the Company
                                     and Director
Larry D. Striplin, Jr.        71     Chairman and Chief Executive Officer,          1999
                                     Nelson-Brantley Glass Contractors, Inc.,
                                     and Director
William T. Owens              42     Executive Vice President                       2001
                                     and Chief Financial Officer
                                     and Director

     Richard M. Scrushy, one of our management founders, has served as Chairman of the Board and Chief Executive Officer of HEALTHSOUTH since 1984, and also served as President of HEALTHSOUTH from 1984 until March 1995. From 1979 to 1984, Mr. Scrushy was with Lifemark

Corporation, a publicly owned healthcare corporation, serving in various operational and management positions. Mr. Scrushy was until February 2001 a director of CaremarkRx, Inc., a publicly traded pharmacy benefits management company, for which he also served as Acting Chief Executive Officer from January 16 through March 18, 1998 and as Chairman of the Board from January 16 through December 1, 1998.

     Phillip C. Watkins, M.D., FACC, is and has been for more than five years in the private practice of medicine in Birmingham, Alabama. A graduate of The Medical College of Alabama, Dr. Watkins is a Diplomate of the American Board of Internal Medicine. He is also a Fellow of the American College of Cardiology and the Subspecialty Board of Cardiovascular Disease.

     George H. Strong retired as senior vice president and chief financial officer of Universal Health Services, Inc. in December 1984, a position he held for more than six years. Mr. Strong is a private investor and continued to act as a director of Universal Health Services, Inc., a publicly traded hospital management corporation, until 1993. Mr. Strong is also a director of AmeriSource, Inc., a large drug wholesaler.

     C. Sage Givens is a founder and managing general partner of Acacia Venture Partners, a private venture capital fund. From 1983 to June 30, 1995, Ms. Givens was a general partner of First Century Partners, also a private venture capital fund. Ms. Givens managed the fund's healthcare investments. Ms. Givens also serves on the boards of directors of several privately-held healthcare companies.

     Charles W. Newhall III is a general partner and founder of New Enterprise Associates Limited Partnerships, Baltimore, Maryland, where he has been engaged in the venture capital business since 1978. Mr. Newhall is also a director of CaremarkRx, Inc.

     John S. Chamberlin retired in 1988 as president and chief operating officer of Avon Products, Inc., a position he had held since 1985. From 1976 until 1985, he served as chairman and chief executive officer of Lenox, Incorporated, after 22 years in various assignments for General Electric. From 1990 to 1991, he served as chairman and chief executive officer of New Jersey Publishing Co. Mr. Chamberlin is chairman of the board of WNS, Inc. He is a member of the Board of Trustees of the Medical Center at Princeton and is a trustee of the Woodrow Wilson National Fellowship Foundation.

     Joel C. Gordon served as Chairman of the Board of Directors of Surgical Care Affiliates, Inc. from its founding in 1982 until January 17, 1996, when we acquired SCA. Mr. Gordon also served as Chief Executive Officer of SCA from 1987 until January 17, 1996. Mr. Gordon is a private investor and serves on the boards of directors of Genesco, Inc., an apparel manufacturer, and SunTrust Bank of Nashville, N.A.

     Larry D. Striplin, Jr. has been the Chairman and Chief Executive Officer of Nelson-Brantley Glass Contractors, Inc. and Chairman and Chief Executive Officer of Circle "S" Industries, Inc. for more than five years. Mr. Striplin is a member of the boards of directors of Kulicke & Suffa Industries, Inc., a publicly traded manufacturer of electronic equipment and The Banc Corporation.

     William T. Owens, C.P.A., joined HEALTHSOUTH in March 1986 as Controller and was appointed Vice President and Controller in December 1986. He was appointed Group Vice President ' Finance and Controller in June 1992, Senior Vice President -- Finance and Controller in February 1994 and Group Senior Vice President -- Finance and Controller in March 1998. In February 2000, he was named Executive Vice President and Chief Financial Officer, and in March 2001 he was named a Director. Prior to joining HEALTHSOUTH, Mr. Owens served as a certified public accountant on the audit staff of the Birmingham, Alabama office of Ernst & Whinney (now Ernst & Young LLP) from 1981 to 1986.


MANAGEMENT MATTERS

     There are no arrangements or understandings known to us between any of our Directors, nominees for Director or executive officers and any other person pursuant to which any of those persons was elected as a Director or an executive officer, except the Employment Agreement between us and Richard M. Scrushy described elsewhere in this Proxy Statement (see "Executive Compensation and Other Information -- Compensation Committee Report on Executive Compensation -- Chief Executive

Officer Compensation") and except that we initially agreed to appoint Mr. Gordon to the Board of Directors in connection with the SCA merger. There are no family relationships between any Directors or executive officers of HEALTHSOUTH. None of our Directors or executive officers is a party to any material proceedings adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our subsidiaries. The Board of Directors held a total of seven meetings during 2000.

     We have Employment Agreements with some of our executive officers in addition to Mr. Scrushy. See "Executive Compensation and Other Information -- Compensation Committee Report on Executive Compensation -- Other Executive Employment Agreements". Except for such Employment Agreements and except for the broad-based retirement plans described under "Executive Compensation and Other Information -- Retirement Investment Plan" and "Executive Compensation and Other Information -- Employee Stock Benefit Plan" and the Executive Deferred Compensation Plan described under "Executive Compensation and Other Information -- Deferred Compensation Plan", there are no compensatory plans or arrangements with respect to any such executive officer which result or will result from the resignation or retirement of such executive officer or any other termination of such executive officer's employment with HEALTHSOUTH and its subsidiaries or from a change in control of or from a change in such executive officer's responsibilities following a change in control of HEALTHSOUTH.

     Until March 2000, the Board of Directors had two standing committees: the Audit and Compensation Committee, which was responsible for reviewing all reports from our auditors, monitoring internal controls and reviewing our compensation program, as well as administering our stock option plans, and the Corporate Compliance Committee, which was responsible for establishing and reviewing our Corporate Compliance Program and otherwise ensuring that we conduct our operations in compliance with federal, state and local laws and regulations. In March 2000, the Board of Directors reorganized its committee structure, reconstituting the Audit Committee and the Compensation Committee as separate committees. At that time, the Board appointed C. Sage Givens, Larry D. Striplin, Jr. and George H. Strong, Chairman, as the Audit Committee, which is responsible for reviewing all reports from our auditors and monitoring internal controls; John S. Chamberlin, Jan L. Jones and Larry D. Striplin, Jr., Chairman, as the Compensation Committee, which is responsible for reviewing our compensation programs and administering our stock option plans; and Charles W. Newhall III, Philip C. Watkins, M.D., and Joel C. Gordon, Chairman, as the Corporate Compliance Committee. All members of these three committees are outside directors. In February 2001, Ms. Jones resigned from the Board, and Dr. Watkins was appointed to the Compensation Committee in her place.

     The Audit and Compensation Committee met once and acted once by unanimous written consent during 2000 prior to the committee reorganization described above. Thereafter, the Audit Committee met twice and the Compensation Committee acted once by unanimous written consent and otherwise conducted its business during regular Board meetings in 2000. The Corporate Compliance Committee met once and otherwise conducted its business during regular Board meetings in 2000.

     In March 2001, the Board of Directors appointed a Nominating Committee to propose and recommend to the Board of Directors potential candidates for the Board. The Nominating Committee consists of C. Sage Givens, Charles W. Newhall III, and George H. Strong. All members of the Nominating Committee are outside directors.

     There are no other standing audit, nominating or compensation committees of the Board of Directors.

BOARD COMPENSATION

     Directors  who  are  not  also  employed by HEALTHSOUTH are paid Directors'
fees of $10,000 per year, plus $3,000 for each meeting of the Board of Directors and $1,000 for each Committee meeting attended. In addition, Directors are reimbursed for all out-of-pocket expenses incurred in connection with their duties as Directors. Our Directors, including employee Directors, have been granted non-qualified stock options to purchase shares of HEALTHSOUTH common stock. Under our existing stock option plans, each non-employee Director is granted an option covering 25,000 shares of common stock on the first business day in January of each year. See "Executive Compensation and Other Information -- Stock Option Plans".

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and Directors, and persons who beneficially own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Executive officers, Directors and beneficial owners of more than 10% of HEALTHSOUTH's common stock are required by Securities and Exchange Commission regulations to furnish us with copies of all
Section 16(a) forms that they file. Based solely on review of the copies of such forms furnished to us, or written representations that no reports on Form 5 were required, we believe that for the period from January 1, 2000, through December 31, 2000, all of our executive officers, Directors and greater-than-10% beneficial owners complied with all Section 16(a) filing requirements applicable to them, except that Larry D. Striplin, Jr., an outside Director, inadvertently failed to timely report an open market purchase of 5,000 shares of common stock at $5.1875 per share on February 28, 2000. This transaction was subsequently reported on Form 5.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE COMPENSATION -- GENERAL

     The following table sets forth compensation paid or awarded to our Chief Executive Officer, as well as each of our other four most highly compensated executive officers and two former executive officers for whom disclosure would have been required had they been serving as executive officers at December 31, 2000, for all services rendered to HEALTHSOUTH and its subsidiaries in 1998, 1999 and 2000.
                          SUMMARY COMPENSATION TABLE

                                              ANNUAL COMPENSATION              LONG-TERM COMPENSATION
                                      ----------------------------------- ---------------------------------
                                                            BONUS/ANNUAL     STOCK          RESTRICTED              ALL
                                                              INCENTIVE      OPTION           STOCK             OTHER COM-
NAME AND CURRENT POSITION              YEAR      SALARY         AWARD        AWARDS           AWARDS           PENSATION(1)
------------------------------------- ------ ------------- -------------- ----------- --------------------- ------------------
Richard M. Scrushy                    1998    $2,777,829            --     1,500,000                --         $   72,352
Chairman of the Board                 1999     1,634,031            --     1,050,000      $  1,293,750 (3)         54,145
and Chief Executive Officer(2)        2000     3,654,849            --       800,000                --             55,475

James P. Bennett                      1998    $  670,000            --       300,000                --         $   10,092
Formerly President and Chief          1999       589,058            --       275,000      $  1,293,750 (3)          4,350
Operating Officer                     2000       627,716            --       120,000                --              3,137

William T. Owens                      1998    $  311,539            --        62,500                --         $    7,378
Executive Vice President --           1999       272,944            --        55,000      $    970,313 (3)          2,643
and Chief Financial Officer           2000       386,510            --        75,000                --              1,908

P. Daryl Brown                        1998    $  386,212            --        75,000                --         $   10,981
Formerly President -- Ambulatory      1999       336,920            --       125,000      $    970,313 (3)        205,001 (4)
Services -- East                      2000       372,730            --        60,000                --              3,845

Robert E. Thomson                     1998    $  327,928            --       150,000                --         $   11,341
President -- Inpatient Operations     1999       402,987            --       125,000      $    970,313 (3)          4,994
                                      2000       396,162            --        60,000                --              2,849
Thomas W. Carman                      1998    $  337,500            --        65,000                --         $    8,924
Executive Vice President --           1999       295,167            --        65,000      $    970,313 (3)          3,012
Corporate Development                 2000       326,300       $50,000        20,000                --              2,270

Patrick A. Foster                     1998    $  248,770            --       120,000                --         $   10,679
President -- Ambulatory Services --   1999       275,977            --       125,000      $    970,313 (3)          3,298
West                                  2000       356,043            --        60,000                --              2,434

----------
(1) For the year ending December 31, 2000, this category includes (a) matching contributions under the HEALTHSOUTH Retirement Investment Plan of $1,020 for Mr. Scrushy, $1,575 for Mr. Bennett, $0 for Mr. Owens, $1,276 for Mr. Brown, $738 for Mr. Thomson, $1,050 for Mr. Carman and $1,260 for Mr. Foster; (b) awards under our Employee Stock Benefit Plan of $416 for Mr. Scrushy, $416 for Mr. Bennett, $416 for Mr. Owens, $416 for Mr. Brown, $416 for Mr. Thomson, $416 for Mr. Carman and $416 for Mr. Foster; and (c) split-dollar life insurance premiums paid of $54,039 with respect to
    Mr. Scrushy, $1,146 with respect to Mr. Bennett, $1,492 with respect to Mr. Owens, $2,153 with respect to Mr. Brown, $1,695 with respect to
    Mr. Thomson,  $804  with  respect  to  Mr. Carman,  and $758 with respect to
    Mr. Foster. See "Executive Compensation and Other Information -- Retirement Investment Plan" and "Executive Compensation and Other Information -- Employee Stock Benefit Plan".

(2) Salary amounts for Mr. Scrushy include monthly incentive compensation amounts payable upon achievement of certain budget targets. Effective November 1, 1998, Mr. Scrushy voluntarily suspended receipt of his base salary and monthly incentive compensation through March 31, 1999, and voluntarily took reduced compensation through January 2, 2000. See "Executive Compensation and Other Information -- Compensation Committee Report on Executive Compensation -- Chief Executive Officer Compensation".

(3) The value of restricted stock awards in 1999 reflects the closing price of HEALTHSOUTH common stock at the date of the award. The value of these awards measured at December 31, 2000 was $1,631,250 for the awards to each of Messrs. Scrushy and Bennett (100,000 shares each) and $1,223,438 for the awards to each of Messrs. Owens, Brown, Thomson, Carman and Foster (75,000 shares each). The awards vest five years from the date of grant, except as otherwise provided in our 1998 Restricted Stock Plan. See "Executive Compensation and Other Information -- 1998 Restricted Stock Plan"

(4) Includes   $200,000  withdrawn  by  Mr. Brown  in  1999  from  his  deferred compensation account. See "Executive Compensation and Other Information -- Deferred Compensation Plan".

STOCK OPTION GRANTS IN 2000

                                           INDIVIDUAL GRANTS
                       ---------------------------------------------------------
                                       % OF TOTAL
                                         OPTIONS
                        NUMBER OF      GRANTED TO       EXERCISE
                         OPTIONS      EMPLOYEES IN       PRICE       EXPIRATION        GRANT DATE
        NAME             GRANTED       FISCAL YEAR     PER SHARE        DATE        PRESENT VALUE(1)
--------------------   -----------   --------------   -----------   ------------   -----------------
Richard M. Scrushy       800,000           23.8%       $  4.875       2/28/10          $2,328,000
James P. Bennett         120,000            3.6%          4.875       7/17/05             349,200
William T. Owens          75,000            2.2%          4.875       2/28/10             218,250
P. Daryl Brown            60,000            1.8%          4.875       2/28/10             174,600
Robert E. Thomson         60,000            1.8%          4.875       2/28/10             174,600
Thomas W. Carman          20,000            0.6%          4.875       2/28/10              58,200
Patrick A. Foster         60,000            1.8%          4.875       2/28/10             174,600

----------
(1) Based on the Black-Scholes option pricing model adapted for use in valuing executive stock options. The actual value, if any, an executive may realize will depend upon the excess of the stock price over the exercise price on the date the option is exercised, so that there is no assurance that the value realized by an executive will be at or near the value estimated by the Black-Scholes model. The estimated values under that model are based on arbitrary assumptions as to certain variables, including the following: (i) stock price volatility is assumed to be 71%;
    (ii) the risk-free rate of return is assumed to be 5.11%; (iii) dividend yield is assumed to be 0; and (iv) the time of exercise is assumed to be
    4.5 years from the date of grant.

STOCK OPTION EXERCISES IN 2000 AND OPTION VALUES AT DECEMBER 31, 2000

                                                                                                     VALUE OF UNEXERCISED
                                  NUMBER                      NUMBER OF UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                                OF SHARES                        AT DECEMBER 31, 2000(1)           AT DECEMBER 31, 2000(2)
                                 ACQUIRED                    -------------------------------   --------------------------------
                                    ON           VALUE
            NAME                 EXERCISE       REALIZED      EXERCISABLE     UNEXERCISABLE      EXERCISABLE      UNEXERCISABLE
----------------------------   -----------   -------------   -------------   ---------------   ---------------   --------------
Richard M. Scrushy .........          --              --      14,522,524           --           $121,200,649           --
James P. Bennett ...........     515,000      $4,254,550       1,490,000           --              4,531,562           --
William T. Owens ...........          --              --         512,500           --              2,128,125           --
P. Daryl Brown .............          --              --       1,100,000           --              7,505,200           --
Robert E. Thomson ..........          --              --         755,000           --              3,135,937           --
Thomas W. Carman ...........          --              --         850,000           --              6,174,962           --
Patrick A. Foster ..........          --              --         513,800           --              2,930,787           --

----------
(1) Does not reflect any options granted and/or exercised after December 31, 2000. The net effect of any such grants and exercises is reflected in the table appearing under "Principal Stockholders".

(2) Represents the difference between market price of HEALTHSOUTH common stock and the respective exercise prices of the options at December 31, 2000. Such amounts may not necessarily be realized. Actual values which may be realized, if any, upon any exercise of such options will be based on the market price of the common stock at the time of any such exercise and thus are dependent upon future performance of the common stock.

STOCKHOLDER RETURN COMPARISON

     Set forth below is a line graph comparing the total returns of HEALTHSOUTH common stock, the Standard & Poor's 500 (S&P 500) Index, the Morgan Stanley Health Care Provider Index (RXH), an equal-dollar weighted index of 15 companies involved in the business of hospital management and medical/nursing services, including HEALTHSOUTH, and a peer group index ("Rehab Index") compiled by HEALTHSOUTH, consisting of Tenet Healthcare Corporation and NAHC, Inc. (formerly NovaCare, Inc.), publicly traded healthcare companies whose businesses have historically been similar in some respects to ours.(1) As permitted by Securities and Exchange Commission rules, we established the Rehab Index as a self-constructed peer group index, originally consisting of three somewhat comparable companies. However, over time, one of the original companies ceased to be publicly traded and one of the remaining companies disposed of substantially all of its assets and effectively ceased to conduct operations. Accordingly, we are discontinuing the use of the Rehab Index in future years, and expect to rely on the RXH index for comparison for the foreseeable future. The graph assumes $100 invested on December 31, 1995, in HEALTHSOUTH common stock and each of the indices. The
Rehab Index has been weighted for market capitalization, and we assume reinvestment of dividends for purposes of the graph.







                               [GRAPHIC OMITTED]

December 31          HEALTHSOUTH        S&P 500      RXH        Rehab Index
-----------          -----------        -------      ---        -----------

   1995               100               100         100           100
   1996               132.62            120.26      113.37        115.19
   1997               190.55            157.56      141.80        169.85
   1998               106.01            199.57      99.69         121.79
   1999               36.91             238.54      62.35         111.66
   2000               112.02            214.36      117.27        213.30


(1) In previous Proxy Statements of HEALTHSOUTH, the Rehab Index included Continental Medical Systems, Inc. ("CMS"). In May 1995, CMS was acquired by Horizon/CMS Healthcare Corporation, which was the surviving corporation in the merger. Because CMS was not publicly traded during all of 1995 or thereafter, data relating to CMS have been deleted from the Rehab Index for all periods.


STOCK OPTION PLANS

     Set forth below is information concerning our various stock option plans at December 31, 2000. All share numbers and exercise prices have been adjusted as necessary to reflect previous stock splits.

1984 Incentive Stock Option Plan

     In 1984 we adopted the 1984 Incentive Stock Option Plan. Under this plan, our Board of Directors, which administered the plan, had discretion to grant to key employees of HEALTHSOUTH options to purchase shares of HEALTHSOUTH common stock at the fair market value attributed to shares of HEALTHSOUTH common stock on the date the option was granted or, in the case of a key employee who was also a beneficial holder of at least 10% of the total number of shares of HEALTHSOUTH common stock that were issued and outstanding at the time of the option grant, at 110% of such fair market value. The total number of shares of HEALTHSOUTH common stock covered by this plan was 4,800,000. The plan expired on February 28, 1994, in accordance with its terms. As of December 31, 2000, options granted under this plan to purchase 15,000 shares of HEALTHSOUTH common stock remained outstanding at an exercise price of $3.7825 per share. All of these outstanding options remain valid and in full force and must be held and exercised in accordance with the terms of the plan. All of the options granted must be exercised within ten years after they were granted and options granted under the plan terminate automatically within three months after termination of employment, unless such termination is by reason of death. In addition, the options may not be transferred, except pursuant to the terms of a valid will or applicable laws of descent and distribution, and in the event additional shares of HEALTHSOUTH common stock are issued they are protected from dilution.

1988 Non-Qualified Stock Option Plan

     In 1988 we adopted the 1998 Non-Qualified Stock Option Plan. Under this plan, the Audit and Compensation Committee of our Board of Directors, which administered the plan, had discretion to grant to the Directors, officers and other key employees of HEALTHSOUTH options to purchase shares of HEALTHSOUTH common stock at the fair market value attributed to shares of HEALTHSOUTH common stock on the date the option was granted. The total number of shares of HEALTHSOUTH common stock covered by this plan was 4,800,000. The plan expired on February 28, 1998, in accordance with its terms. As of December 31, 2000, options granted under this plan to purchase 7,300 shares of HEALTHSOUTH common stock remained outstanding at an exercise price of $16.25 per share. All of these outstanding options remain valid and in full force and must be held and exercised in accordance with the terms of the plan. All of the options must be exercised within ten years after they were granted. All of the options granted under this plan terminate automatically within three months after termination of association as a Director or of employment, unless such termination is by reason of death. In addition, the options may not be transferred, except pursuant to the terms of a valid will or applicable laws of descent and distribution, and in the event additional shares of HEALTHSOUTH common stock are issued they are protected from dilution.


1989, 1990, 1991, 1992, 1993, 1995 and 1997 Stock Option Plans

     In  each  of  1989,  1990, 1991, 1992, 1993, 1995 and 1997 we adopted stock option plans to provide incentives to our Directors, officers and other key employees. Under each of these plans, the Compensation Committee of our Board of Directors, which administers each of the plans, has the discretion to grant to our Directors, officers and other key employees incentive or non-qualified options to purchase shares of HEALTHSOUTH common stock at the fair market value attributed to shares of HEALTHSOUTH common stock on the date the option is granted. The table below sets forth information regarding each plan, including the total number of shares of HEALTHSOUTH common stock which may be purchased under each of the plans, the total number of additional shares of HEALTHSOUTH common stock which have been reserved for future use under each plan, the total number of shares of HEALTHSOUTH common stock which may be purchased under options which have been granted under each plan and which were outstanding on December 31, 2000 and the price or range of prices at which shares may be purchased if the options are exercised.

                            MAXIMUM NUMBER
                             OF SHARES OF            NUMBER OF
                              HEALTHSOUTH      ADDITIONAL SHARES OF
                             COMMON STOCK           HEALTHSOUTH
                              SUBJECT TO           COMMON STOCK
                          PURCHASE UNDER THE     RESERVED FOR USE
      NAME OF PLAN               PLAN             UNDER THE PLAN
------------------------ -------------------- ----------------------
1989 Stock Option Plan         2,400,000               None
1990 Stock Option Plan         3,600,000               None
1991 Stock Option Plan        11,200,000               None
1992 Stock Option Plan         5,600,000               None
1993 Stock Option Plan         5,600,000                 2,500
1995 Stock Option Plan        24,720,467 (1)         4,051,532
1997 Stock Option Plan         5,000,000                99,396



                            NUMBER OF SHARES OF
                                HEALTHSOUTH         PRICE OR RANGE OF       DATE THE PLAN TERMINATED OR WILL
                               COMMON STOCK          PRICES AT WHICH     TERMINATE UNLESS OTHERWISE DETERMINED
                          SUBJECT TO PURCHASE IF      SHARES MAY BE      BY OUR BOARD OF DIRECTORS OR IF ALL OF
                                ALL OPTIONS         PURCHASED SUBJECT          THE SHARES OF HEALTHSOUTH
                              OUTSTANDING ON            TO OPTIONS         COMMON STOCK RESERVED FOR ISSUANCE
                             DECEMBER 31, 2000        OUTSTANDING ON     UNDER THE PLAN HAVE BEEN PURCHASED DUE
      NAME OF PLAN             ARE EXERCISED        DECEMBER 31, 2000          TO OPTIONS BEING EXERCISED
------------------------ ------------------------ --------------------- ---------------------------------------
1989 Stock Option Plan              51,572         $ 2.52 --  $8.375               October 25, 1999
1990 Stock Option Plan             280,004         $3.7825 --  $8.375              October 15, 2000
1991 Stock Option Plan           3,452,502         $3.7825 --  $16.25                June 19, 2001
1992 Stock Option Plan           3,938,400        $3.7825 --  $23.625                June 16, 2002
1993 Stock Option Plan           3,094,025        $ 3.375 --  $23.625               April 19, 2003
1995 Stock Option Plan          17,782,745        $ 4.875 -- $28.0625                June 5, 2005
1997 Stock Option Plan           3,658,554        $ 4.875 -- $28.0625               April 30, 2007

----------
(1) At December 31, 2000; to be increased by 0.9% of the outstanding shares of HEALTHSOUTH common stock as of January 1 of each calendar year thereafter until the plan terminates.


     Until options granted under each of these plans expire or terminate, they remain valid and in full force and must be held and exercised in accordance with the terms of the plan under which they were issued. Each option granted under each of these plans, whether incentive or non-qualified, must be exercised within ten years after the date it was granted and each option granted under these plans, whether incentive or non-qualified, will terminate automatically within three months after a Director no longer is associated with us or an officer or key employee is no longer employed with us, except if the termination of association or employment is by reason of death. In addition, the options may not be transferred, except pursuant to the terms of a valid will or applicable laws of descent and distribution (except for various permitted transfers to family members or charities). In the event additional shares of HEALTHSOUTH common stock are issued, each option granted under these plans is protected from dilution.

1993 Consultants' Stock Option Plan

     In 1993 we adopted the 1993 Consultants' Stock Option Plan to provide incentives to non-employee consultants who provide significant services to us. Under this plan, our Board of Directors, which administers the plan, has the discretion to grant to these non-employee consultants options to purchase shares of HEALTHSOUTH common stock at prices to be determined by our Board of Directors or a committee of our Board of Directors to whom this discretion has been delegated. The plan will expire on February 25, 2003 unless terminated earlier at the discretion of our Board of Directors or as a result of all of the shares of HEALTHSOUTH common stock reserved under this plan having been purchased by the exercise of options granted under this plan. The total number of shares of HEALTHSOUTH common stock covered by this plan is 3,500,000. As of December 31, 2000, options granted under this plan to purchase 1,528,633 shares of HEALTHSOUTH common stock remained outstanding at exercise prices ranging from $3.375 to $28.00 per share, and 76,000 shares remain available for the grant of options under this plan. All of these options remain valid and in full force and must be held and exercised in accordance with the terms of the plan. All of these options must be exercised within ten years after they were granted, although they may be exercised at any time during this ten-year period. All of these options terminate automatically within three months after termination of association with us, unless such termination is by reason of death. In addition, the options may not be transferred, except pursuant to the terms of a valid will or applicable laws of descent and distribution, and in the event additional shares of HEALTHSOUTH common stock are issued the options are protected from dilution.

1999 Exchange Stock Option Plan

     In 1999, we adopted our 1999 Exchange Stock Option Plan (the "Exchange Plan") under which NQSOs could be granted, covering a maximum of 2,750,000 shares of common stock. The Exchange Plan was approved by our stockholders on May 20, 1999. The Exchange Plan was adopted after a protracted period of depression in the price of HEALTHSOUTH common stock and provided that HEALTHSOUTH employees (other than Directors and executive officers, who were eligible to participate) who held outstanding stock options with an exercise price equal to or greater than $16.00 could exchange such options for NQSOs issued under the Exchange Plan. Options granted under the Exchange Plan would have an exercise price equal to the closing price per share of our common stock on the New York Stock Exchange Composite Transactions Tape on May 20, 1999, would be deemed to have been granted on May 20, 1999, and would have durations and vesting restrictions identical to those affecting the options surrendered. Eligible options with an exercise price between $16.00 and $22.00 per share could be surrendered in exchange for an option under the Exchange Plan covering two shares of common stock for each three shares of common stock covered by the surrendered options, and eligible options having an exercise price of $22.00 per share or greater could be surrendered in exchange for an option under the Exchange Plan covering three shares of common stock for each four shares of common stock covered by the surrendered option. Each optionholder surrendering options was required to retain eligible options covering 10% of the aggregate number of shares covered by the options eligible for surrender. The Exchange Plan expired on September 30, 1999, at which time options covering 1,716,707 shares of common stock had been issued under the Exchange Plan at an exercise price of $13.3125 per share. Options covering 1,461,378 shares remained outstanding at December 31, 2000. Options granted under the Exchange Plan are nontransferable except by will or pursuant to the laws of descent and distribution (except for certain permitted transfers to family members or charities), are protected against dilution and expire within three months of termination of employment, unless such termination is by reason of death.

Other Stock Option Plans

     In connection with some of our major acquisitions, we assumed existing stock option plans of the acquired companies, and outstanding options to purchase stock of the acquired companies under such plans were converted into options to acquire common stock in accordance with the exchange ratios applicable to such mergers. At December 31, 2000, there were outstanding under these assumed plans options to purchase 711,321 shares of HEALTHSOUTH common stock at exercise prices ranging from $5.28 to $36.9718 per share. No additional options are being granted under any such assumed plans.


1998 RESTRICTED STOCK PLAN

     In 1998, we adopted the 1998 Restricted Stock Plan (the "Restricted Stock Plan"), covering a maximum of 3,000,000 shares of HEALTHSOUTH common stock. The Restricted Stock Plan, which is administered by the Compensation Committee of our Board of Directors, provides that executives and other key employees of HEALTHSOUTH and its subsidiaries may be granted restricted stock awards vesting over a period of not less than one year and no more than ten years, as determined by the Committee. The Restricted Stock Plan terminates on the earliest of (a) May 28, 2008, (b) the date on which awards covering all shares of common stock reserved for issuance thereunder have been granted and are fully vested thereunder, or (c) such earlier time as the Board of Directors may determine. Awards under the Restricted Stock Plan are nontransferable except by will or pursuant to the laws of descent and distribution (except for certain permitted transfers to family members), are protected against dilution and are forfeitable upon termination of a participant's employment to the extent not vested. On May 17, 1999, the Compensation Committee of the Board of Directors granted restricted stock awards covering 850,000 shares of HEALTHSOUTH common stock to various executive officers of HEALTHSOUTH. These shares vest in full upon the earliest to occur of (a) five years from the date of the award, (b) a Change in Control (as defined) of HEALTHSOUTH, or (c) unless the Audit and Compensation Committee otherwise determines, upon the recipient's termination of employment by reason of death, disability or retirement. Awards covering 200,000 of such shares lapsed without vesting in 2000, and an award covering 100,000 shares vested upon the retirement of the recipient.


RETIREMENT INVESTMENT PLAN

     Effective January 1, 1990, we adopted the HEALTHSOUTH Retirement Investment Plan (the "401(k) Plan"), a retirement plan intended to qualify under Section 401(k) of the Code. The 401(k) Plan is open to all full-time and part-time employees of HEALTHSOUTH who are over the age of 21, have one full year of service with HEALTHSOUTH and have at least 1,000 hours of service in the year in which they enter the 401(k) Plan. Eligible employees may elect to participate in the Plan on January 1 and July 1 in each year.

     Under the 401(k) Plan, participants may elect to defer up to 15% of their annual compensation (subject to nondiscrimination rules under the Code). The deferred amounts may be invested among four options, at the participant's direction: a money market fund, a bond fund, a guaranteed insurance contract or an equity fund. HEALTHSOUTH will match a minimum of 15% of the amount deferred by each participant, up to 4% of such participant's total compensation, with the matched amount also directed by the participant. See Note 12 of "Notes to Consolidated Financial Statements" in Appendix A.

     William T. Owens, Executive Vice President and Chief Financial Officer, and Brandon O. Hale, Senior Vice President -- Administration and Secretary, serve as Trustees of the 401(k) Plan, which is administered by HEALTHSOUTH.


EMPLOYEE STOCK BENEFIT PLAN

     Effective January 1, 1991, we adopted the HEALTHSOUTH Rehabilitation Corporation and Subsidiaries Employee Stock Benefit Plan (the "ESOP"), a retirement plan intended to qualify under sections 401(a) and 4975(e)(7) of the Code. The ESOP is open to all full-time and part-time employees of HEALTHSOUTH who are over the age of 21, have one full year of service with HEALTHSOUTH and have at least 1,000 hours of service in the year in which they begin participation in the ESOP on the next January 1 or July 1 after the date on which such employee satisfies the conditions mentioned above.

     The ESOP was established with a $10,000,000 loan from HEALTHSOUTH, the proceeds of which were used to purchase 1,655,172 shares of HEALTHSOUTH common stock. In 1992, an additional $10,000,000 loan was made to the ESOP, which was used to purchase an additional 1,666,664 shares of common stock. Under the ESOP, a company stock account is established and maintained for each eligible employee who participates in the ESOP. In each plan year, this account is credited with such employee's allocable share of the common stock held by the ESOP and allocated with respect to that plan year. Each employee's allocable share for any given plan year is determined according to the ratio which such employee's compensation for such plan year bears to the compensation of all eligible participating employees for the same plan year.

     Eligible  employees  who  participate in the ESOP and who have attained age
55 and have completed 10 years of participation in the ESOP may elect to diversify the assets in their company stock account by directing the plan administrator to transfer to the 401(k) Plan a portion of their company stock account to be invested, as the eligible employee directs, in one or more of the investment options available under the 401(k) Plan. See Note 12 of "Notes to Consolidated Financial Statements" in Appendix A.

     Richard M. Scrushy, Chairman of the Board and Chief Executive Officer, William T. Owens, Executive Vice President and Chief Financial Officer, and
Brandon O. Hale, Senior Vice President -- Administration and Secretary of the Company, serve as Trustees of the ESOP, which is administered by HEALTHSOUTH.


STOCK PURCHASE PLAN

     In order to further encourage employees to obtain equity ownership in HEALTHSOUTH, the Board of Directors adopted an Employee Stock Purchase Plan effective January 1, 1994. Under the Stock Purchase Plan, participating employees may contribute $10 to $200 per pay period toward the purchase of HEALTHSOUTH common stock in open-market transactions. The Stock Purchase Plan is open to regular full-time or part-time employees who have been employed for six months and are at least 21 years old. After six months of participation in the Stock Purchase Plan, we currently provide a 20% matching contribution to be applied to purchases under the Stock Purchase Plan. We also pay all fees and brokerage commissions associated with the purchase of the stock. The Stock Purchase Plan is administered by a broker-dealer firm not affiliated with HEALTHSOUTH.


DEFERRED COMPENSATION PLAN

     In 1997, the Board of Directors adopted an Executive Deferred Compensation Plan, which allows senior management personnel to elect, on an annual basis, to defer receipt of up to 50% of their base salary and up to 100% of their annual bonus, if any (but not less than an aggregate of $2,400 per year) for a minimum of five years from the date such compensation would otherwise have been received. Amounts deferred are held by HEALTHSOUTH pursuant to a "rabbi trust" arrangement, and amounts deferred are credited with earnings at an annual rate equal to the Moody's Average Corporate Bond Yield Index (the "Moody's Rate"), as adjusted from time to time, or the Moody's Rate plus 2% if a participant's employment is terminated by reason of retirement, disability or death or within 24 months of a change in control of HEALTHSOUTH. Amounts deferred may be withdrawn upon retirement, termination of employment or death, upon a showing of financial hardship, or voluntarily with certain penalties. The Deferred Compensation Plan is administered by an Administrative Committee, currently consisting of William T. Owens, Executive Vice President and Chief Financial Officer, and Brandon O. Hale, Senior Vice President -- Administration and Secretary.


1999 EXECUTIVE EQUITY LOAN PLAN

     In order to provide its executive officers and other key employees with additional incentive for future endeavor and to align the interests of our management and our stockholders by providing a mechanism to enhance ownership of HEALTHSOUTH common stock by executives and key employees, we adopted the 1999 Executive Equity Loan Plan (the "Loan Plan"), which was approved by our stockholders on May 20, 1999. Under the Loan Plan, the Compensation Committee of the Board of

Directors may approve loans to executive and key employees of HEALTHSOUTH to be used for purchases of HEALTHSOUTH common stock. The maximum aggregate principal amount of loans outstanding under the Loan Plan may not exceed $50,000,000. Loans under the Loan Plan have a maturity date of seven years from the date of the loan, subject to acceleration and termination as provided in the Loan Plan. The maturity date may be extended for up to one additional year by the Compensation Committee, acting in its discretion. The unpaid principal balance of each loan bears interest at a rate equal to the effective interest rate on the average outstanding balance under HEALTHSOUTH's principal credit agreement for each calendar quarter, adjustable as of the end of each calendar quarter. Interest compounds annually. Each loan is secured by a pledge of all the shares of HEALTHSOUTH common stock purchased with the proceeds of the loan. The pledged shares may not be sold for one year after the date on which they were acquired. Thereafter, one-third of the aggregate number of shares may be sold during each of the second, third and fourth years after the date of acquisitions, with any unsold portion carrying forward from year to year. The proceeds from any such sale must be used to repay a corresponding percentage of the principal amount of the loan. In addition, HEALTHSOUTH may, but is not required to, repurchase the shares of a participant at such participant's original acquisition cost if the participant's employment is terminated, voluntarily or involuntarily or by reason of death or disability, within the first three years after the acquisition date, all as more fully described in the Loan Plan. Loans under the Loan Plan are made with full recourse, and each participant is required to repay all principal and accrued but unpaid interest upon the maturity of the loan, or its earlier acceleration or termination, irrespective of whether the participant has sold the underlying shares or whether the proceeds of such sale were sufficient to repay all principal and interest with respect to the loan. The Loan Plan terminates on the earlier of May 19, 2009 or such earlier time as the Board of Directors may determine.

     On September 10, 1999, loans aggregating $39,334,104 were made under the Loan Plan. Included in this amount were loans in the following amounts to then-serving executive officers:

                        NAME                       PRINCIPAL AMOUNT
      ----------------------------------------   -------------------
        Richard M. Scrushy ...................    $  25,218,114.87
        James P. Bennett .....................        5,043,622.97
        Michael D. Martin ....................        1,513,086.89
        P. Daryl Brown .......................        1,008,506.87
        Robert E. Thomson ....................        1,008,506.87
        Patrick A. Foster ....................        1,008,506.87
        Malcolm E. McVay .....................          100,850.69
        William W. Horton ....................           88,914.00


     The loans made to Messrs. Bennett and Martin were repaid in full in 2000. The loan made to Mr. McVay and one-third of the loan made to Mr. Foster were repaid in the first quarter of 2001.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

General

     The establishment and review of HEALTHSOUTH's compensation plans have been delegated since March 2000 to the Compensation Committee of HEALTHSOUTH's Board of Directors, which assumed responsibility for the compensation-related duties of the former Audit and Compensation Committee at that time. In March 2000, John S. Chamberlin, Jan L. Jones and Larry D. Striplin, Jr., who serves as Chairman, were appointed to the Committee. Ms. Jones resigned from the Board of Directors in February 2001, and Phillip C. Watkins, M.D. was appointed to the Committee in her place. The Committee is charged by the Board of Directors with establishing a compensation plan which will enable HEALTHSOUTH to compete effectively for the services of qualified offices and key employees, to give those employees appropriate incentive to pursue the maximization of long-term stockholder value, and to recognize those employees' success in achieving both qualitative and quantitative goals for the benefit of HEALTHSOUTH. The
Committee makes recommendations to the full Board of Directors as to appropriate levels of compensation for specific individuals, as well as compensation and benefit programs for the company as a whole.

     The following sections discuss the Committee's general philosophy and policies concerning compensation for executive officers of HEALTHSOUTH, as well as providing information concerning the specific implementation of such policies.

Compensation Philosophy and Policies for Executive Officers

     As its first principle, the Committee believes that HEALTHSOUTH executives should be rewarded based upon their success in meeting the company's operational goals, improving its earnings, maintaining its leadership role in the healthcare services field, and generating returns for its stockholders, and the Committee strives to establish levels of compensation that take such factors into account and provide appropriate recognition for past achievement and incentive for future success. The Committee recognizes that the demand for executives with expertise and experience in the healthcare services field is intense. In order to attract and retain qualified persons, the Committee believes that HEALTHSOUTH must offer current compensation at levels consistent with those of other publicly traded healthcare companies. In addition, the Committee believes that it is in the best interests of HEALTHSOUTH's stockholders to offer its executives meaningful equity participation in HEALTHSOUTH, in order that those executives' interests will be aligned with those of the company's stockholders. The Committee feels that the historic mix of cash compensation and equity participation has proven to be effective in stimulating HEALTHSOUTH's executives to meet both long-term and short-term goals and has been a major factor in limiting turnover among senior executives.


     HEALTHSOUTH's compensation program has three distinct elements: base salary; incentive compensation, including both cash incentive compensation and equity-based compensation; and retirement compensation. These elements are discussed below.

     Base Salary: While the demand for experienced managers in the healthcare industry continues to grow, HEALTHSOUTH has been very successful in attracting and retaining key executives, many of whom have been with the company since its early days. HEALTHSOUTH believes that its compensation package has been instrumental in such success. The Committee endeavors to establish base salary levels for those key executives which are consistent with those provided for similarly situated executives of other publicly traded healthcare companies, taking into account each executive's areas and level of responsibility and historical performance. In establishing such levels, the Committee considers compensation for executives of other publicly traded providers of healthcare services, as well as other publicly traded companies of similar size and with a similar growth rate. Compensation decisions are not targeted to specific levels in the range of compensation paid by those other companies, nor does HEALTHSOUTH maintain a record of where its compensation stands with respect to those companies. However, the Committee and the Board of Directors take such levels of compensation into account in determining appropriate levels of compensation for HEALTHSOUTH's executives.

     Incentive Compensation: In addition to base salary, the Committee recommends to the Board of Directors cash incentive compensation for HEALTHSOUTH's executives, based upon each executive's success in meeting qualitative and quantitative performance goals on an annual basis. The total incentive  bonus  pool  available  for  the  company's executives and management personnel is capped at the lesser of (a) the amount by which the company's annual net income exceeds the budgeted annual net income established by the Board of Directors and (b) 10% of the company's annual net income. No bonuses are payable unless annual net income exceeds budgeted net income. Individual incentive bonuses within such bonus pool are not determined in a formulary manner, but are determined on a basis that takes into account each executive's success in achieving standards of performance, which may or may not be quantitative, established by the Board of Directors and an executive's superiors. Bonus determinations are made on a case-by-case basis, taking into account appropriate quantitative and qualitative factors, and there is no fixed relationship between any particular performance factor and the amount of a given executive's bonus. Historically, incentive compensation has been a major component of HEALTHSOUTH's executive compensation, and the Committee believes that placing executives at risk for such a component has been effective in motivating such executives to achieve such goals.

     In addition to cash incentive compensation, as a growth-oriented company, HEALTHSOUTH has always utilized equity-based compensation, in the form of stock options, as a tool to encourage its executives to work to meet its operational goals and maximize long-term stockholder value. Because the value of stock options granted to an executive is directly related to HEALTHSOUTH's success in enhancing its market value over time, the Committee feels that its stock option programs have been very effective in aligning the interests of management and stockholders.

     The Committee determines stock option grants under HEALTHSOUTH's various stock option plans, all of which are described above under "Executive Compensation and Other Information -- Stock Option Plans". Specific grants are determined taking into account an executive's current responsibilities and historical performance, as well as the executive's perceived contribution to HEALTHSOUTH's results of operations. Options are also used to give incentive to newly-promoted officers at the time that they are asked to assume greater responsibilities, and, in some cases, to executives who have joined the company through acquisitions and have assumed significant leadership roles within the company. In evaluating option grants, the Board of Directors considers prior grants and shares currently held, as well as the recipient's success in meeting operational goals and the recipient's level of responsibility. However, no fixed  formula  is  utilized  to  determine  particular  grants.  The  Committee believes that the opportunity to acquire a significant equity interest in HEALTHSOUTH has been a strong motivation for the company's executives to pursue the long-term interests of HEALTHSOUTH and its stockholders, and has promoted longevity and retention of key executives. Information relating to stock options granted to HEALTHSOUTH's five most highly-compensated executive officers is set forth elsewhere in this Proxy Statement.

     Retirement Compensation: As described under "Executive Compensation and Other Information -- Retirement Investment Plan", in 1991 HEALTHSOUTH adopted a 401(k) retirement plan in order to give all full-time employees an opportunity to provide for their retirement on a tax-advantaged basis. In order to further tie employees' interests to the long-term market value of the company, HEALTHSOUTH adopted an Employee Stock Benefit Plan (the "ESOP") in 1991, which gives all full-time employees an opportunity to invest a portion of their retirement funds in HEALTHSOUTH common stock on a tax-advantaged basis. The Committee believes that the ESOP provides additional incentive to executives to maximize stockholder value over the long term. See "Executive Compensation and Other Information -- Employee Stock Benefit Plan". Additionally, in 1997, HEALTHSOUTH adopted a Deferred Compensation Plan, which gives senior management employees the opportunity to elect to defer receipt of a portion of their salary and bonus in exchange for a variable rate of interest on the amounts so deferred. See "Executive Compensation and Other Information -- Deferred Compensation Plan".

Chief Executive Officer Compensation

     HEALTHSOUTH  has an Employment Agreement, dated April 1, 1998, with Richard
M. Scrushy, pursuant to which Mr. Scrushy, a management founder of the company, is employed as Chairman of the Board and Chief Executive Officer for a five-year term initially expiring on April 1, 2003. This term is automatically extended for an additional year on each April 1 unless the Agreement is terminated as provided therein. In addition, HEALTHSOUTH has agreed to use its best efforts to cause Mr. Scrushy to be elected as a Director of the company during the term of the Agreement. The Agreement provides for Mr. Scrushy to receive an annual base salary of at least $1,200,000, as well as an "Annual Target Bonus" equal to at least $2,400,000, based upon the Company's success in meeting certain monthly and annual performance standards determined by the Compensation Committee of the Board of Directors. Mr. Scrushy's base salary for 2001 has been set at $1,500,000. The Annual Target Bonus is earned at the rate of $200,000 per month if the monthly performance standards are met, provided that if any monthly performance standards are not met but the annual performance standards are met, Mr. Scrushy will be entitled to any payments which were withheld as a result of failure to meet the monthly performance standards. The Agreement further provides that Mr. Scrushy is eligible for participation in all other management bonus or incentive plans and stock option, stock purchase or equity-based incentive compensation plans in which other senior executives of the company are eligible to participate. Under the Agreement, Mr. Scrushy is entitled to receive long-term disability insurance coverage, a non-qualified retirement plan providing for annual retirement benefits equal to 60% of his base compensation, use of a company-owned automobile, certain personal security services, and various other retirement, insurance and fringe benefits, as well as to generally participate in all employee benefit programs maintained by the company.

     The Agreement may be terminated by Mr. Scrushy for "Good Reason" (as defined), by HEALTHSOUTH for "Cause" (as defined), upon Mr. Scrushy's "Disability" (as defined) or death, or by either party at any time subject to the consequences of such termination as described in the Agreement. If the Agreement is terminated by Mr. Scrushy for Good Reason, HEALTHSOUTH is required to pay him a lump-sum severance payment equal to the discounted value of the sum of his then-current base salary and Annual Target Bonus over the remaining term of the Agreement and to continue certain employee and fringe benefits for the remaining term of the Agreement. If the Agreement is terminated by Mr.
Scrushy otherwise than for Good Reason, HEALTHSOUTH is required to pay him a lump-sum severance amount equal to the discounted value of two times the sum of his then-current base salary and Annual Target Bonus. If the Agreement is terminated by HEALTHSOUTH for Cause, Mr. Scrushy is not entitled to any severance or continuation of benefits. If the Agreement is terminated by reason of Mr. Scrushy's Disability, HEALTHSOUTH is required to continue the payment of his then-current base salary and Annual Target Bonus for three years as if all relevant performance standards had been met, and if the Agreement is terminated by Mr. Scrushy's death, HEALTHSOUTH is required to pay his representatives or estate a lump-sum payment equal to his then-current base salary and Annual Target Bonus. In the event of a voluntary termination by Mr. Scrushy following a Change in Control (as defined) of HEALTHSOUTH, other than for Cause, HEALTHSOUTH is required to pay Mr. Scrushy an additional lump-sum severance payment equal to his then-current base salary and Annual Target Bonus. The Agreement provides for HEALTHSOUTH to indemnify Mr. Scrushy against certain "parachute payment" excise taxes which may be imposed upon payments under the Agreement. The Agreement restricts Mr. Scrushy from engaging in certain activities competitive with HEALTHSOUTH's business during, and for 24 months after termination of, his employment with the company, unless such termination occurs after a Change in Control.

     The Committee reports to the Board of Directors on compensation arrangements with Mr. Scrushy, and recommends to the Board of Directors the level of incentive compensation, both cash and equity-based, which is appropriate for Mr. Scrushy with respect to each fiscal year of the Company. In making such recommendation, the Committee takes into account HEALTHSOUTH's performance in the marketplace, its success in meeting strategic goals and its success in meeting monthly and annual budgets established by the Board of Directors. Again, ultimate compensation decisions are not made in a formulary manner, but in a manner which takes into account HEALTHSOUTH's competitive position, its position in the financial markets, and the significant contributions made by Mr. Scrushy to the success of the company. In making its decisions with respect to Mr. Scrushy's compensation, the Committee believes that it is appropriate to recognize that, as a management founder of the company, Mr. Scrushy has played an instrumental role in establishing HEALTHSOUTH as the industry leader in outpatient and rehabilitative healthcare services and that, under his leadership, HEALTHSOUTH has continued to show strong performance in asset growth and quality, net revenues and income.

     In the period since December 31, 1993, HEALTHSOUTH, under Mr. Scrushy's leadership, has grown from the fourth-largest provider of rehabilitative healthcare services to the largest provider, and since 1995 has established itself as the nation's largest provider of outpatient surgery services and outpatient diagnostic services. During that same period, the company has expanded its operations to 50 states, the United Kingdom, Australia, Canada and Puerto Rico and has been named to the S&P 500. The Committee believes that Mr. Scrushy's leadership has been essential to HEALTHSOUTH's success and growth. In view of these accomplishments, the Committee believes that it is important to ensure that, if Mr. Scrushy is successful in leading HEALTHSOUTH to achieve the goals set by the Board of Directors, his compensation will be at a level commensurate with that of chief executive officers of similarly-performing public companies and that he will continue to have the opportunity to obtain a significant equity interest in the company.

     In evaluating Mr. Scrushy's performance in 2000 and recommending Mr. Scrushy's compensation for 2001, the Committee took note of the significant improvement in HEALTHSOUTH's stock price after a period of significant depression in late 1998 and 1999. The Committee noted that, under Mr. Scrushy's leadership, HEALTHSOUTH's stock price had increased 203% from December 31, 1999 through December 31, 2000, the fourth-best performance of all S&P 500 companies for 2000. The Committee further noted that Mr. Scrushy had voluntarily chosen to forgo receipt of his entire base salary and

Annual Target Bonus from November 1, 1998 through March 31, 1999 and continued to receive, at his election, a substantially reduced portion of his annual base salary and Annual Target Bonus through the remainder of 1999. In addition, the Committee considered the increased responsibility taken on by Mr. Scrushy after the departure of HEALTHSOUTH's President and Chief Operating Officer in
July 2000. In light of all these factors and Mr. Scrushy's continued leadership, the Committee believes that Mr. Scrushy's compensation for 2000 and 2001 is appropriate.


Other Executive Employment Agreements

     HEALTHSOUTH also has Employment Agreements, dated April 1, 1998, with Thomas W. Carman, Executive Vice President -- Corporate Development, Robert E. Thomson, President -- Inpatient Operations, and Patrick A. Foster, President -- Ambulatory Services -- West, pursuant to which each of these persons is employed in these capacities for a three-year term initially expiring on April 1, 2001. Such terms are automatically extended for an additional year on each April 1 unless the Agreements are terminated in accordance with their terms. The Agreements currently provide for the payment of an annual base salary of at least $360,000 to Mr. Carman, $450,000 to Mr. Thomson and $450,000 to Mr. Foster. The Agreements further provide that each such officer is eligible for participation in all management bonus or incentive plans and stock option, stock purchase or equity-based incentive compensation plans in which other senior executives of HEALTHSOUTH are eligible to participate, and provide for certain specified fringe benefits.

     If the Agreements are terminated by HEALTHSOUTH other than for Cause (as defined), Disability (as defined) or death, HEALTHSOUTH is required to continue the officers' base salary in effect for a period of one year after termination, as severance compensation. In addition, in the event of a voluntary termination of employment by the officer within six months after a Change in Control (as defined), HEALTHSOUTH is also required to continue the officer's salary for the same period. The Agreements restrict the officers from engaging in certain activities competitive with HEALTHSOUTH's business during their employment with the company and for any period during which the officer is receiving severance compensation, unless such termination occurs after a Change in Control.


Section 162(m) of the Internal Revenue Code

     The Omnibus Budget Reconciliation Act of 1993 contains a provision under which a publicly traded corporation is sometimes precluded from taking a federal income tax deduction for compensation in excess of $1,000,000 that is paid to the chief executive officer and the four other most highly-compensated executives of the corporation during a corporation's tax year. Compensation in excess of $1,000,000 continues to be deductible if that compensation is "performance based" within the meaning of that term under Section 162(m) of the Internal Revenue Code. Certain transition rules apply with respect to stock option plans which were approved prior to December 20, 1993, pursuant to Rule 16b-3(b) under the Exchange Act.

     HEALTHSOUTH believes that its employee stock option plans meet the requirements of Section 162(m) as performance-based plans. The Committee and the Board of Directors have made a decision not to amend HEALTHSOUTH's cash compensation programs to meet all requirements of Section 162(m) because such a decision would not be in the best interests of the company's stockholders. The Committee believes that, in establishing bonus and incentive awards, certain subjective factors must be taken into account in particular cases, based upon the experienced judgment of the Committee members as well as on factors which may be objectively quantified. The preservation of tax deductibility of all compensation is an important consideration. However, the Committee believes that it is important that HEALTHSOUTH retain the flexibility to reward superior effort and accomplishment even where all cash compensation may not be fully deductible. The Committee will continue to review the requirements for deductibility under Section 162(m) and will take such requirements into account in the future as it deems appropriate and in the best interests of
HEALTHSOUTH's   stockholders.   Approximately   $2,654,849   of   Mr. Scrushy's
compensation paid with respect to 2000 will not be deductible; however, HEALTHSOUTH believes that all other compensation paid to executive officers will be fully deductible.

Conclusion

     The Committee believes that the levels and mix of compensation provided to HEALTHSOUTH's executives during 2000 were appropriate and were instrumental in the achievement of the company's goals for 2000. It is the intent of the Committee to ensure that the Company's compensation programs continue to motivate its executives and reward them for being responsive to the long-term interests of HEALTHSOUTH and its stockholders.

     The foregoing report is submitted by the following Directors of HEALTHSOUTH, constituting all of the members of the Compensation Committee of the Board of Directors for the year ending December 31, 2000 who continue to serve on the Board of Directors at the date of this Proxy Statement:

                              John S. Chamberlin
                      Larry D. Striplin, Jr., Chairman(1)

----------
 (1) Jan L. Jones, a member of the Compensation Committee in 2000, no longer served on the Board at the date of this Proxy Statement.


                               AUDIT INFORMATION


RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     Our Board of Directors has engaged Ernst &Young LLP to audit our consolidated financial statements for the fiscal year ended December 31, 2000. We expect that Ernst & Young LLP will serve in that capacity for the 2001 fiscal year as well. We expect that representatives of Ernst & Young LLP will be present at the annual meeting to make a statement if they desire to do so and to respond to appropriate questions.


AUDIT FEES

     The aggregate fees billed to us for the fiscal year ended December 31, 2000 by Ernst & Young LLP for the fiscal year ended December 31, 2000 or related to its audit for such fiscal year were as follows:



          Audit Fees .......................    $1,026,649
          All Other Fees
             Audit-Related Fees ............    $2,583,854
             Non-Audit-Related Fees ........        66,107
                                                ----------
                 Total of All Other Fees ...    $2,649,961

AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors, consisting of C. Sage Givens, Larry D. Striplin, Jr. and George H. Strong, Chairman, is responsible for overseeing HEALTHSOUTH's financial reporting process on behalf of the Board of Directors. HEALTHSOUTH's management has the primary responsibility for the financial statements and the reporting process, including the systems of internal control. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements contained in HEALTHSOUTH's Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2000 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     All members of the Audit Committee are "independent" under the standards established by the New York Stock Exchange. A copy of the Audit Committee charter is included as Appendix B to this Proxy Statement.

     The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of HEALTHSOUTH's accounting principles  and  such  other  matters  as  are required to be discussed with the
Committee   under  generally  accepted  auditing  standards.  In  addition,  the
Committee has discussed with the independent auditors the auditors' independence from management and HEALTHSOUTH, including the matters in the written disclosures required by the Independence Standards Board, and considered the compatibility of non-audit services with the auditors' independence. The Committee believes that the non-audit services are compatible with such independence.

     The Committee discussed with HEALTHSOUTH's internal and independent auditors the overall scope and plans of their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of HEALTHSOUTH's internal controls, and the overall quality of HEALTHSOUTH's financial reporting.

     In reliance upon the reviews and discussions referred to above, the Committee has recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in HEALTHSOUTH's Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2000 for filing with the Securities and Exchange Commission. Those audited financial statements are also included in Appendix A to this Proxy Statement.

     The   forgoing   report   is   submitted  by  the  following  Directors  of
HEALTHSOUTH, constituting all the members of the Audit Committee of the Board of Directors for the year ended December 31, 2000:

                                C. Sage Givens
                            Larry D. Striplin, Jr.
                           George H. Strong, Chairman

                            PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding beneficial ownership of HEALTHSOUTH common stock as of March 30, 2001, (a) by each person who is known by us to own beneficially more than 5% of our common stock, (b) by each of our Directors, (c) by our five most highly compensated executive officers, (d) by two former executive officers who would have been among our five most highly compensated executive officers had they held such positions at December 31, 2000 and (e) by all executive officers and Directors as a group.

                               NAME AND                                      NUMBER OF SHARES        PERCENTAGE OF
                           ADDRESS OF OWNER                               BENEFICIALLY OWNED (1)     COMMON STOCK
----------------------------------------------------------------------   ------------------------   --------------
Richard M. Scrushy ...................................................          20,704,955(2)             5.11%
John S. Chamberlin ...................................................             382,000(3)                *
C. Sage Givens .......................................................             445,100(4)                *
Charles W. Newhall III ...............................................             805,846(5)                *
George H. Strong .....................................................             540,665(6)                *
Phillip C. Watkins, M.D. .............................................             694,154(7)                *
William T. Owens .....................................................             887,500(8)                *
Joel C. Gordon .......................................................           1,961,868(9)                *
Robert E. Thomson ....................................................           1,176,637(10)               *
Larry D. Striplin, Jr. ...............................................             125,000(11)               *
Thomas W. Carman .....................................................           1,075,000(12)               *
Patrick A. Foster ....................................................             802,837(13)               *
James P. Bennett .....................................................           1,570,500(14)               *
P. Daryl Brown .......................................................           1,574,873(15)               *
FMR Corp.
 82 Devonshire Street
 Boston, Massachusetts 02109 .........................................          37,727,785(16)            9.69%
All Executive Officers and Directors as a Group (17 persons) .........          31,486,089(17)            7.63%

----------
(1) The persons named in the table have sole voting and investment power with respect to all shares of HEALTHSOUTH common stock shown as beneficially owned by them, except as otherwise indicated.

(2) Includes 9,000 shares held by trusts for Mr. Scrushy's children, 31,000 shares held by a charitable foundation of which Mr. Scrushy is an officer and director and 15,522,524 shares subject to currently exercisable stock options.

(3)  Includes 250,000 shares subject to currently exercisable stock options.

(4) Includes 2,100 shares owned by Ms. Givens's spouse and 410,000 shares subject to currently exercisable stock options.

(5) Includes 460 shares owned by members of Mr. Newhall's immediate family, and 685,000 shares subject to currently exercisable stock options. Mr. Newhall disclaims beneficial ownership of the shares owned by his family members, except to the extent of his pecuniary interest therein.

(6) Includes 220,665 shares owned by trusts of which Mr. Strong is a trustee and claims shared voting and investment power and 300,000 shares subject to currently exercisable stock options.

(7)  Includes 547,500 shares subject to currently exercisable stock options.

(8)  Includes 812,500 shares subject to currently exercisable stock options.

(9) Includes 127,396 shares owned by Mr. Gordon's spouse and 484,520 shares subject to currently exercisable stock options.

(10) Includes 855,000 shares subject to currently exercisable stock options.

(11) Includes 60,000 shares subject to currently exercisable stock options.

(12) Includes 900,000 shares subject to currently exercisable stock options.

(13) Includes 613,800 shares subject to currently exercisable stock options.

(14) Includes 1,490,000 shares subject to currently exercisable stock options.

(15) Includes 1,100,000 shares subject to currently exercisable stock options.

(16) Shares held by various investment funds for which affiliates of FMR Corp. act as investment advisor. FMR Corp. or its affiliates claim sole power to vote 936,510 shares and sole power to dispose of all of the shares.

(17) Includes 23,119,857 shares subject to currently exercisable stock options held by executive officers and Directors.

----------
* Less than 1%


                             CERTAIN TRANSACTIONS

     In December 1999, we acquired 6,390,583 shares of Series A Convertible Preferred Stock of MedCenterDirect.com, inc., a development-stage healthcare e-procurement company, in a private placement for a purchase price of $0.3458 per share. Various persons affiliated or associated with us, including various of our Directors and executive officers, also purchased shares in the private placement. Under a Stockholders Agreement, we and the other holders of Series A Convertible Preferred Stock, substantially all of whom may be deemed to be our affiliates or associates, have the right to elect 50% of the directors of MedCenterDirect.com. During 2000, we purchased $74,587,873 in goods, supplies and related services through MedCenterDirect.com on terms we believe to be no less favorable than those we could have obtained from an unrelated vendor. During 2001, we expect to enter into a definitive long-term exclusive agreement under which MedCenterDirect.com will be our exclusive e-procurement vendor of medical products and supplies. We expect that the terms of such agreement will be no less favorable than those we could obtain from an unrelated vendor.

     At times, we have made loans to executive officers to assist them in meeting various financial obligations or for other purposes. At December 31, 2000, a loan in the principal amount of $476,000 was outstanding to William T. Owens, Executive Vice President and Chief Financial Officer and a Director of the Corporation. This loan bears interest at the rate of 1-1/4% per annum below the prime rate of AmSouth Bank of Alabama, Birmingham, Alabama, and is payable on demand. See "Executive Compensation and Other Information -- 1999 Executive Equity Loan Plan" for information concerning loans to executive officers to purchase HEALTHSOUTH common stock.


                              GENERAL INFORMATION


STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

     Any proposals that our stockholders wish to have included in our proxy statement and form of proxy for the 2001 annual meeting of stockholders must be received by us no later than the close of business on December 18, 2001. You may also submit a proposal without having it included in our proxy statement and form of proxy, but we need not submit such a proposal for consideration at the annual meeting if it is considered untimely. Under the applicable rules of the Securities and Exchange Commission, a proposal will be considered untimely unless you have given us notice of your intent to submit it for consideration no later than the close of business on February 28, 2002. Any proposals should be sent to:

                            HEALTHSOUTH Corporation
                            One HealthSouth Parkway
                           Birmingham, Alabama 35243
                     Attention: Brandon O. Hale, Secretary


FINANCIAL STATEMENTS

     Our audited consolidated financial statements for the fiscal year ended December 31, 2000, and other selected information, including our management's discussion and analysis of our financial condition and results of operations, are included in Appendix A to this proxy statement.

ANNUAL REPORT ON FORM 10-K

     A copy of our annual report on Form 10-K for the year ended December 31, 2000 may be obtained without charge by writing to our Secretary at the address below:

                            HEALTHSOUTH Corporation
                            One HealthSouth Parkway
                           Birmingham, Alabama 35243
                     Attention: Brandon O. Hale, Secretary

     All requests submitted by beneficial owners of HEALTHSOUTH common stock must include a good faith representation by the requesting stockholder confirming that, as of March 30, 2001, he is a beneficial owner of shares of HEALTHSOUTH common stock.

     Please complete, sign and return the enclosed proxy promptly.

                                    By Order of the Board of Directors:



                                     BRANDON O. HALE
                                     Secretary

April 17, 2001

                                  APPENDIX A

     NOTE: This Appendix A, together with the foregoing Proxy Statement, contains the information required to be provided in our annual report to security holders pursuant to the Rules and Regulations of the Securities and Exchange Commission. Our 2000 Annual Report to Stockholders, which provides additional information concerning HEALTHSOUTH and its performance in 2000, is also included in this mailing.


                               TABLE OF CONTENTS

                                                                                           PAGE
                                                                                          NUMBER
                                                                                         -------
Business .............................................................................    A-2
Selected Financial Data ..............................................................    A-2
Quarterly Results ....................................................................    A-3
Directors and Executive Officers .....................................................    A-4
Management's Discussion and Analysis of Financial Condition and Results of Operations     A-6
Audited Consolidated Financial Statements of HEALTHSOUTH Corporation and
 Subsidiaries
 Report of Independent Auditors ......................................................    A-14
 Consolidated Balance Sheets .........................................................    A-15
 Consolidated Statements of Income ...................................................    A-16
 Consolidated Statements of Stockholders' Equity .....................................    A-17
 Consolidated Statements of Cash Flows ...............................................    A-18
 Notes to Consolidated Financial Statements ..........................................    A-20
Market for HEALTHSOUTH's Common Equity and Related Stockholder Matters ...............    A-43
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure .    A-43

                                    BUSINESS

     HEALTHSOUTH Corporation is the nation's largest provider of outpatient surgery, outpatient diagnostic and rehabilitative healthcare services. We provide these services through our national network of outpatient and inpatient rehabilitation facilities, outpatient surgery centers, diagnostic centers, occupational medicine centers, medical centers and other healthcare facilities. We believe that we provide patients, physicians and payors with high-quality healthcare services at significantly lower costs than traditional inpatient hospitals. Additionally, our national network, reputation for quality and focus on outcomes have enabled us to secure contracts with national and regional managed care payors. At December 31, 2000, we had over 2,000 patient care locations in 50 states, Puerto Rico, the United Kingdom, Canada and Australia.


                            SELECTED FINANCIAL DATA

     Set forth below is a summary of selected consolidated financial data for HEALTHSOUTH for the years indicated. All amounts have been restated to reflect the effects of the 1996 acquisitions of Surgical Care Affiliates, Inc. ("SCA") and Advantage Health Corporation, the 1997 acquisition of Health Images, Inc.
and the 1998 acquisition of National Surgery Centers, Inc. ("NSC"), each of which was accounted for as a pooling of interests.

                                                                        YEAR ENDED DECEMBER 31,
                                             -----------------------------------------------------------------------------
                                                  1996            1997            1998            1999            2000
                                             -------------   -------------   -------------   -------------   -------------
                                                                 (IN THOUSANDS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA:
 Revenues ................................    $2,648,188      $3,123,176      $4,006,074      $4,072,107      $4,195,115
 Operating unit expenses .................     1,718,108       1,952,189       2,491,914       2,688,849       2,816,363
 Corporate general and
   administrative expenses ...............        82,953          87,512         112,800         149,285         148,023
 Provision for doubtful accounts .........        61,311          74,743         112,202         342,708          98,037
 Depreciation and amortization ...........       212,967         257,136         344,591         374,248         360,847
 Merger and acquisition related
   expenses (1) ..........................        41,515          15,875          25,630              --              --
 Impairment and restructuring
   charges (2) ...........................        37,390              --         483,455         121,037              --
 Loss on sale of assets (2) ..............            --              --          31,232              --              --
 Interest expense ........................       101,367         112,529         148,163         176,652         221,595
 Interest income .........................        (6,749)         (6,004)        (11,286)        (10,587)         (9,104)
                                              ----------      ----------      ----------      ----------      ----------
                                               2,248,862       2,493,980       3,738,701       3,842,192       3,635,761
                                              ----------      ----------      ----------      ----------      ----------
 Income before income taxes and
   minority interests ....................       399,326         629,196         267,373         229,915         559,354
 Provision for income taxes ..............       148,545         213,668         143,347          66,929         181,808
                                              ----------      ----------      ----------      ----------      ----------
                                                 250,781         415,528         124,026         162,986         377,546
 Minority interests ......................        54,003          72,469          77,468          86,469          99,081
                                              ----------      ----------      ----------      ----------      ----------
   Net income ............................    $  196,778      $  343,059      $   46,558      $   76,517      $  278,465
                                              ==========      ==========      ==========      ==========      ==========
Weighted average common shares
 outstanding (3) .........................       336,603         366,768         421,462         408,195         385,666
                                              ==========      ==========      ==========      ==========      ==========
Net income per common share (3) ..........    $     0.58      $     0.94      $     0.11      $     0.19      $     0.72
                                              ==========      ==========      ==========      ==========      ==========
Weighted average common shares
 outstanding -- assuming dilution
 (3)(4) ..................................       365,715         386,211         432,275         414,570         391,016
                                              ==========      ==========      ==========      ==========      ==========
Net income per common share --
 assuming dilution (3)(4) ................    $     0.55      $     0.89      $     0.11      $     0.18      $     0.71
                                              ==========      ==========      ==========      ==========      ==========

                                                                            DECEMBER 31,
                                              ------------------------------------------------------------------------
                                                  1996           1997           1998           1999           2000
                                              ------------   ------------   ------------   ------------   ------------
                                                                           (IN THOUSANDS)
BALANCE SHEET DATA:
   Cash and marketable securities .........   $ 205,166      $ 185,018      $ 142,513      $ 132,882      $ 180,407
   Working capital ........................     624,497        612,917        945,927        852,711      1,048,204
   Total assets ...........................   3,671,958      5,566,324      6,788,209      6,890,484      7,380,440
   Long-term debt (5) .....................   1,570,597      1,614,961      2,830,926      3,114,648      3,211,829
   Stockholders' equity ...................   1,686,770      3,290,623      3,423,004      3,206,362      3,526,454


----------
(1) Expenses related to the SCA, Advantage Health, Professional Sports Care Management, Inc. and ReadiCare, Inc. acquisitions in 1996, the Health Images acquisition in 1997 and the NSC acquisition in 1998.

(2)  See "Notes to Consolidated Financial Statements".

(3) Adjusted to reflect a two-for-one stock split effected in the form of a 100% stock dividend paid on March 17, 1997.

(4) Diluted earnings per share in 1996 and 1997 reflect shares reserved for issuance upon conversion of HEALTHSOUTH's 5% Convertible Subordinated Debentures due 2001. Substantially all of those Debentures were converted into shares of HEALTHSOUTH common stock in 1997.

(5)  Includes current portion of long-term debt.


                         QUARTERLY RESULTS (UNAUDITED)


QUARTERLY RESULTS (UNAUDITED)

     Set forth below is summary information with respect to HEALTHSOUTH's operations for the last eight fiscal quarters.

                                                                            1999
                                               ---------------------------------------------------------------
                                                     1ST               2ND             3RD            4TH
                                                   QUARTER           QUARTER         QUARTER        QUARTER
                                               ---------------   ---------------   -----------   -------------
                                                            (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenues ...................................     $ 1,030,547       $ 1,047,632      $993,341      $1,000,587
Net income (loss) ..........................         109,905           114,005        (4,330)       (143,063)
Net income (loss) per common share .........            0.26              0.28         (0.01)          (0.37)
Net income (loss) per common share --
 assuming dilution .........................            0.26              0.27         (0.01)          (0.37)


                                                                        2000
                                        ---------------------------------------------------------------------
                                              1ST               2ND               3RD               4TH
                                            QUARTER           QUARTER           QUARTER           QUARTER
                                        ---------------   ---------------   ---------------   ---------------
                                                        (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenues ............................     $ 1,021,335       $ 1,036,322       $ 1,060,457       $ 1,077,001
Net income ..........................          65,326            65,213            71,037            76,889
Net income per common share .........            0.17              0.17              0.18              0.20
Net income per common share --
 assuming dilution ..................            0.17              0.17              0.18              0.19

                              EXECUTIVE OFFICERS

     The following table sets forth certain information with respect to our executive officers:

                                                        ALL POSITIONS                       AN OFFICER
            NAME              AGE                      WITH HEALTHSOUTH                       SINCE
---------------------------- ----- ------------------------------------------------------- -----------
Richard M. Scrushy .........  48   Chairman of the Board and Chief Executive Officer and      1984
                                   Director
Thomas W. Carman ...........  49   Executive Vice President -- Corporate Development          1985
William T. Owens ...........  42   Executive Vice President and Chief Financial Officer       1986
                                   and Director
William W. Horton ..........  41   Executive Vice President and Corporate Counsel and         1994
                                   Assistant Secretary
Robert E. Thomson ..........  53   President -- Inpatient Operations                          1987
Patrick A. Foster ..........  54   President -- Ambulatory Services -- West                   1994
Larry D. Taylor ............  42   President -- Ambulatory Services -- East                   1991
Brandon O. Hale ............  51   Senior Vice President -- Administration and Secretary      1987
Weston L. Smith ............  40   Senior Vice President -- Finance and Controller            1987
Malcolm E. McVay ...........  39   Senior Vice President -- Finance and Treasurer             1999

     Biographical information for Messrs. Scrushy and Owens is set forth in the Proxy Statement to which this Appendix A is attached under "Election of Directors".

     Thomas W. Carman joined HEALTHSOUTH in 1985 as Regional Director -- Corporate Development, and now serves as Executive Vice President -- Corporate Development. From 1983 to 1985, Mr. Carman was director of development for Medical Care International. From 1981 to 1983, Mr. Carman was assistant administrator at the Children's Hospital of Birmingham, Alabama.

     William W. Horton joined HEALTHSOUTH in July 1994 as Group Vice President -- Legal Services and was named Senior Vice President and Corporate Counsel in May 1996 and Executive Vice President and Corporate Counsel in March 2001. From August 1986 through June 1994, Mr. Horton practiced corporate, securities and healthcare law with the Birmingham, Alabama-based firm now known as Haskell Slaughter & Young, L.L.C., where he served as Chairman of the Healthcare Practice Group.

     Robert  E.  Thomson  joined  HEALTHSOUTH in August 1985 as administrator of
its   Florence,   South Carolina   inpatient   rehabilitation   facility,   and
subsequently served as Regional Vice President -- Inpatient Operations, Vice President -- Inpatient Operations, Group Vice President -- Inpatient Operations, and Senior Vice President -- Inpatient Operations. Mr. Thomson was named President -- Inpatient Operations in February 1996.

     Patrick A. Foster joined HEALTHSOUTH in February 1994 as Director of Operations and subsequently served as Group Vice President -- Inpatient
Operations and Senior Vice President -- Inpatient Operations. He was named President -- HEALTHSOUTH Surgery Centers in October 1997 and President -- Ambulatory Services --West in September 1999. From August 1992 until February 1994, he served as Senior Vice President of the Rehabilitation/Medical Division of The Mediplex Group.

     Larry D. Taylor joined HEALTHSOUTH in May 1987 as an outpatient rehabilitation facility administrator. He was subsequently named Area Manager in July 1989, Regional Vice President -- Outpatient Operations in October 1991, Group Vice President -- Outpatient Operations in July 1992, Senior Vice President -- Outpatient Operations in February 1994, and Senior Vice President -- Ambulatory Services -- East in September 1999. In July 2000, he became President -- Ambulatory Services -- East.

     Brandon O. Hale joined HEALTHSOUTH in July 1986 as Director of Human Resources and subsequently served as Vice President -- Human Resources and Group Vice President -- Human Resources. In December 1999, Mr. Hale was named Senior Vice President -- Administration and Secretary of HEALTHSOUTH, and he also serves as HEALTHSOUTH's Corporate Compliance Officer.

     Weston L. Smith, C.P.A., joined HEALTHSOUTH in February 1987 as Director of Reimbursement and subsequently served as Assistant Vice President -- Finance -- Reimbursement, Vice President -- Finance -- Reimbursement, Group Vice President -- Finance -- Reimbursement and Senior Vice President -- Finance -- Reimbursement. In March 2000, he was named Senior Vice President -- Finance and Controller. Prior to joining HEALTHSOUTH, Mr. Smith served as a certified public accountant on the audit staff of the Birmingham, Alabama office of Ernst & Whinney (now Ernst & Young LLP) from 1982 to 1987.

     Malcolm E. McVay joined HEALTHSOUTH in September 1999 as Vice President -- Finance, and was named Senior Vice President -- Finance and Treasurer in February 2000. From October 1998 until September 1999, he served as Senior Vice President of Investor Relations at CaremarkRx, Inc., and from 1996 until October 1998, he served as Chief Financial Officer, Secretary and Treasurer of Capstone Capital Corporation, a healthcare real estate investment trust. Prior to 1996, he worked for ten years in commercial banking, most recently as a Senior Vice President of SouthTrust Bank.

     See "Election of Directors" in the Proxy Statement to which this Appendix A is attached for identification of the Directors of the Company.

                          MANAGEMENT'S DISCUSSION AND
                        ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS


GENERAL

     The following discussion is intended to facilitate the understanding and assessment of significant changes and trends related to the consolidated results of operations and financial condition of HEALTHSOUTH, including various factors related to acquisitions we have made during the periods indicated, the timing and nature of which have significantly affected our consolidated results of operations. This discussion and analysis should be read in conjunction with our consolidated financial statements and notes thereto included elsewhere in this Annual Report on Form 10-K.

     We completed the following major acquisitions over the last three years:

o On July 1, 1998, we acquired Columbia/HCA Healthcare Corporation's interest in (or entered into interim management arrangements with respect to) 34 outpatient surgery centers located in 13 states (the "Columbia/HCA Acquisition"). The cash purchase price was approximately $550,402,000.

o On July 22, 1998, we acquired National Surgery Centers, Inc. (the "NSC Acquisition"). A total of 20,426,261 shares of HEALTHSOUTH common stock were issued in connection with the transaction, representing a value of approximately $574,489,000. At that time, NSC operated 40 outpatient surgery centers in 14 states.

o On June 29, 1999, we acquired from Mariner Post-Acute Network, Inc. ("Mariner") substantially all of the assets of Mariner's American Rehability Services division (the "Rehability Acquisition"), which operated approximately 160 outpatient rehabilitation centers in 18 states. The net cash purchase price was approximately $54,521,000.

     Each of the Columbia/HCA Acquisition and the Rehability Acquisition was accounted for under the purchase method of accounting and, accordingly, the acquired operations are included in our consolidated financial statements from their respective dates of acquisition. The NSC Acquisition was accounted for as a pooling of interests and, with the exception of data set forth relating to revenues derived from Medicare and Medicaid, all amounts shown in the following discussion have been restated to reflect such acquisitions. NSC did not separately track such revenues (see Note 2 of "Notes to Consolidated Financial Statements" for further discussion).

     We determine the amortization period of the cost in excess of net asset value of purchased facilities based on an evaluation of the facts and circumstances of each individual purchase transaction. The evaluation includes an analysis of historic and projected financial performance, an evaluation of the estimated useful life of the buildings and fixed assets acquired, the indefinite useful life of certificates of need and licenses acquired, the competition within local markets, lease terms where applicable, and the legal terms of partnerships where applicable. We utilize independent appraisers and rely on our own management expertise in evaluating each of the factors noted above. With respect to the carrying value of the excess of cost over net asset value of individual purchased facilities and other intangible assets, we determine on a quarterly basis whether an impairment event has occurred by considering factors such as the market value of the asset, a significant adverse change in legal factors or in the business climate, adverse action by regulators, a history of operating losses or cash flow losses, or a projection of continuing losses associated with an operating entity. The carrying value of excess cost over net asset value of purchased facilities and other intangible assets will be evaluated if the facts and circumstances suggest that it has been impaired. If this evaluation indicates that the value of the asset will not be recoverable, as determined based on the undiscounted cash flows of the entity acquired over the remaining amortization period, our carrying value of the asset will be reduced by the estimated shortfall of cash flows to the estimated fair market value.

     Statement of Financial Accounting Standards ("SFAS") No. 131, "Disclosures about Segments of an Enterprise and Related Information" requires an enterprise to report operating segments based upon the way its operations are managed. This approach defines operating segments along the lines used by management to assess performance and make operating and resource allocation decisions. Based on our management and reporting structure, segment information has been presented for inpatient and other clinical services, outpatient services -- East and outpatient services -- West.

     The inpatient and other clinical services segment primarily includes the operations of our inpatient rehabilitation facilities and medical centers, as well as the operations of certain physician practices and other clinical services which are managerially aligned with our inpatient services. The outpatient services segments primarily include the operations of our outpatient rehabilitation facilities, outpatient surgery centers and outpatient diagnostic centers and follow the geographic management reporting structure we use for our outpatient services operations.

     See Note 14 of "Notes to Consolidated Financial Statements" for financial data for each of our operating segments.

     Our revenues include net patient service revenues and other operating revenues. Net patient service revenues are reported at estimated net realizable amounts from patients, insurance companies, third-party payors (primarily Medicare and Medicaid) and others for services rendered. Revenues from third-party payors also include estimated retroactive adjustments under reimbursement agreements which are subject to final review and settlement by appropriate authorities. We determine allowances for doubtful accounts based on the specific agings and payor classifications at each facility, and contractual adjustments based on historical experience and the terms of payor contracts. Net accounts receivable include only those amounts we estimate to be collectible.

     Substantially all of our revenues are derived from private and governmental third-party payors. Our reimbursement from governmental third-party payors is based upon cost reports and other reimbursement mechanisms which require the application and interpretation of complex regulations and policies, and such reimbursement is subject to various levels of review and adjustment by fiscal intermediaries and others, which may affect the final determination of reimbursement. In addition, there are increasing pressures from many payor sources to control healthcare costs and to reduce or limit increases in reimbursement rates for medical services. There can be no assurance that payments under governmental and third-party payor programs will remain at levels comparable to present levels. In addition, there have been, and we expect that there will continue to be, a number of proposals to limit Medicare reimbursement for certain services. We cannot now predict whether any of these proposals will be adopted or, if adopted and implemented, what effect such proposals would have on us. Changes in reimbursement policies or rates by private or governmental payors could have an adverse effect on our future results of operations.

     In many cases, we operate more than one site within a market. In such markets, there is customarily an outpatient center or inpatient facility with associated satellite outpatient locations. For purposes of the following discussion and analysis, same store operations are measured on locations within markets in which similar operations existed at the end of the period and include the operations of additional locations opened within the same market. New store operations are measured on locations within new markets. We may, from time to time, close or consolidate similar locations in multi-site markets to obtain efficiencies and respond to changes in demand.


RESULTS OF OPERATIONS


Twelve-Month Periods Ended December 31, 1998 and 1999

     Our operations generated revenues of $4,072,107,000 in 1999, an increase of $66,033,000, or 1.6%, as compared to 1998 revenues. Same store revenues for the twelve months ended December 31, 1999 were $4,023,696,000, an increase of $97,792,000, or 2.4%, as compared to the same period in 1998, excluding discontinued home health operations. New store revenues for 1999 were $48,411,000. The increase in revenues is primarily attributable to the addition of new operations and increases in patient volume. Revenues generated from patients under the Medicare and Medicaid programs respectively accounted for 33.0% and 2.2% of total revenues for 1999, compared to 35.9% and 2.7% of total revenues for 1998. Revenues from any other single third-party payor were not significant in relation to our total revenues.

During 1999, same store inpatient days, outpatient visits, surgical cases and diagnostic cases increased 6.9%, 10.1%, 13.0% and 10.8%, respectively. Revenue per inpatient day, outpatient visit, surgical case and diagnostic case for same store operations decreased by (7.0)%, (1.3)%, (5.1)% and (7.2)%, respectively.

     Operating expenses (expenses excluding corporate general and administrative expenses, provision for doubtful accounts, depreciation and amortization and interest expense) were $2,688,849,000, or 66.0% of revenues, for 1999, compared to 62.2% of revenues for 1998. Included in operating expenses for the year ended December 31, 1999, is a non-recurring expense item of approximately $40,183,000 which related primarily to our plan to write off obsolete equipment. During the fourth quarter of 1999, we reviewed equipment that had originally been acquired through various company mergers and acquisitions. During the acquisitions it was our intention to either continue using the equipment or transfer it to other locations where it could be utilized. During the fourth quarter of 1999, an obsolescence charge was taken based on our determination that certain equipment was obsolete due to changes in available technologies. Excluding the non-recurring expense, operating expenses were $2,648,666,000, or 65.0% of revenues, for the year ended December 31, 1999. The increase in operating expenses as a percentage of revenues is primarily attributable to the decline in same store revenues per inpatient day, outpatient visit, surgical case and diagnostic case. Same store operating expenses for 1999, excluding the non-recurring expense item noted above, were $2,614,953,000, or 65.0% of related revenues. New store operating expenses were $33,713,000, or 69.6% of related revenues. Corporate general and administrative expenses increased from $112,800,000 in 1998 to $149,285,000 in 1999. Included in corporate general and administrative expenses for the year ended December 31, 1999, is a non-recurring expense item of approximately $29,798,000. This expense item included write-offs of investments and notes of $14,603,000, expenses related to year 2000 remediation of $13,429,000 and expenses related to the proposed spin-off of our inpatient operations of $1,766,000. As part of our evaluation of the proposed spin-off in 1999, we determined that certain notes and investments totaling $14,603,000 should be written off. The year 2000 remediation expenditures were incurred during 1999 while testing for year 2000 compliance. Excluding the non-recurring expense, as a percentage of revenues, corporate general and administrative expenses increased from 2.8% in 1998 to 2.9% in 1999. Total operating expenses were $2,838,134,000, or 69.7% of revenues, for 1999, compared to $2,604,714,000, or 65.0% of revenues, for 1998. The provision for doubtful accounts was $342,708,000, or 8.4% of revenues, for 1999, compared to $112,202,000, or 2.8% of revenues, for 1998. Included in the provision for doubtful accounts is $117,752,000 in expense recognized in the third quarter of 1999 and $139,835,000 in expense recognized in the fourth quarter of 1999. The third quarter provision includes the charge-off of accounts receivable of facilities included in the impairment and restructuring charges recognized in 1998. These accounts receivable were determined to be uncollectible by local and regional operations management personnel who assumed collection responsibilities in the third quarter of 1999 in connection with the restructuring of our outpatient regional business offices, which had previously been responsible for collection activities. The fourth quarter charge reflected management's decision to adopt a more conservative approach in estimating the allowance for doubtful accounts. The revision in estimating the allowance for doubtful accounts was due to management's assessment of the healthcare payor environment. This approach focused more heavily upon the specific agings and payor classifications at each facility, as opposed to determining an estimate based primarily on historical write-off rates. Due to a deterioration of the payor environment, our days sales outstanding at the end of the second quarter of 1999 had grown to 94.5 days. Our subsequent reviews uncovered tremendous volumes of denied or pended claims. Further commitment to collecting these older receivables would have diluted our effectiveness in collecting current, ongoing accounts.

     Depreciation and amortization expense was $374,248,000 for 1999, compared to $344,591,000 for 1998. The increase resulted from our investment in additional assets. Interest expense increased to $176,652,000 in 1999, compared to $148,163,000 for 1998, primarily because of the increased amount outstanding under our credit facilities (see "Liquidity and Capital Resources"). For 1999, interest income was $10,587,000, compared to $11,286,000 for 1998.

     During the fourth quarter of 1999, we completed our budgets for the 2000 fiscal year. The existence of locations budgeting operating losses before interest, taxes, depreciation and amortization initiated our need for a detail oriented impairment review. During the fourth quarter of 1999, we recorded a non-recurring expense item of $121,037,000 related to the impairment of long-term assets. The charge was based on a facility-by-facility review of each facility's financial performance which determined if there were trends that would indicate that the facility's ability to recover its investment in long-lived assets had been impaired. The evaluation indicated that the value of the asset would not be recoverable, as determined based on the undiscounted cash flows of the entity over the remaining amortization period, and the impairment loss was calculated based on the excess of the carrying amount of the asset over the asset's fair value. For further discussion, see Note 13 of "Notes to Consolidated Financial Statements".

     Total unusual and non-recurring charges and expenses included in the results of operations for the year ended December 31, 1999 were approximately $448,605,000.

     Income before minority interests and income taxes for 1999 was $229,915,000, compared to $267,373,000 for 1998. Minority interests reduced income before income taxes by $86,469,000 in 1999, compared to $77,468,000 for 1998. The provision for income taxes for 1999 was $66,929,000, compared to $143,347,000 for 1998. Excluding the tax effects of the impairment and restructuring charges in both periods and the merger costs and the loss on sale of assets in 1998, the effective tax rate for 1999 was 39.5%, compared to 39.0% for 1998 (see Note 10 of "Notes to Consolidated Financial Statements" for further discussion). Net income for 1999 was $76,517,000.


Twelve-Month Periods Ended December 31, 1999 and 2000

     Our operations generated revenues of $4,195,115,000 in 2000, an increase of $123,008,000, or 3.0%, as compared to 1999 revenues. Same store revenues for the twelve months ended December 31, 2000 were $4,121,055,000, an increase of $48,948,000, or 1.2%, as compared to the same period in 1999. New store revenues for 2000 were $74,060,000. The increase in revenues is primarily attributable to increases in patient volume. Revenues generated from patients under the Medicare and Medicaid programs respectively accounted for 29.0% and 2.6% of total revenues for 2000, compared to 33.0% and 2.2% of total revenues for 1999. Revenues from any other single third-party payor were not significant in relation to our total revenues. During 2000, same store inpatient days, outpatient visits, surgical cases and diagnostic cases increased 4.6%, 3.5%, 1.8% and 6.2%, respectively. Revenue per inpatient day, outpatient visit, surgical case and diagnostic case for same store operations (decreased) increased by (2.3)%, 0.4%, 1.8% and (10.2)%, respectively.

     Operating unit expenses (expenses excluding corporate general and administrative expenses, provision for doubtful accounts, depreciation and amortization and interest expense) were $2,816,363,000, or 67.1% of revenues, for 2000, compared to 66.0% of revenues for 1999. Same store operating expenses for 2000 were $2,762,795,000, or 67.0% of related revenues. New store operating expenses were $53,568,000, or 72.3% of related revenues. Corporate general and administrative expenses decreased from $149,285,000 in 1999 to $148,023,000 in 2000. As described above, included in corporate general and administrative expenses for the year ended December 31, 1999, is a non-recurring expense item of approximately $29,798,000. Excluding the non-recurring expense, as a percentage of revenues, corporate general and administrative expenses increased from 2.9% in 1999 to 3.5% in 2000. Total operating expenses were $2,964,386,000, or 70.7% of revenues, for 2000, compared to $2,838,134,000, or
69.7% of revenues, for 1999. The provision for doubtful accounts was $98,037,000, or 2.3% of revenues, for 2000, compared to $342,708,000, or 8.4%
of revenues, for 1999. Included in the 1999 provision for doubtful accounts is $117,752,000 in expense recognized in the third quarter of 1999 and $139,835,000 in expense recognized in the fourth quarter of 1999.

     Depreciation and amortization expense was $360,847,000 for 2000, compared to $374,248,000 for 1999. The decrease was primarily attributable to the full amortization of certain intangible assets. Interest expense increased to $221,595,000 in 2000, compared to $176,652,000 for 1999, primarily attributable to increases in effective interest rates (see "Liquidity and Capital Resources"). For 2000, interest income was $9,104,000, compared to $10,587,000 for 1999.

     Income   before   minority   interests   and  income  taxes  for  2000  was
$559,354,000, compared to

$229,915,000 for 1999. Minority interests reduced income before income taxes by $99,081,000 in 2000, compared to $86,469,000 for 1999. The provision for income taxes for 2000 was $181,808,000, compared to $66,929,000 for 1999. Excluding the tax effects of the impairment and restructuring charges in 1999, the effective tax rate for 1999 and 2000 was 39.5% (see Note 10 of "Notes to Consolidated Financial Statements" for further discussion). Net income for 2000 was $278,465,000.


LIQUIDITY AND CAPITAL RESOURCES

     At December 31, 2000, we had working capital of $1,048,204,000, including cash and marketable securities of $180,407,000. Working capital at December 31, 1999 was $852,711,000, including cash and marketable securities of $132,882,000. For 2000, cash provided by operations was $796,764,000, compared to $704,511,000 for 1999. For 2000, investing activities used $757,304,000, compared to using $614,859,000 for 1999. The change is primarily due to increased purchases of property, plant and equipment. Additions to property, plant and equipment and acquisitions accounted for $583,639,000 and $74,137,000, respectively, during 2000. Those same investing activities accounted for $474,115,000 and $104,304,000, respectively, in 1999. Financing activities provided $11,457,000 and used $99,079,000 during 2000 and 1999, respectively. The change is primarily due to significantly higher purchases of treasury stock in 1999. Net borrowing proceeds for 2000 and 1999 were $89,007,000 and $285,379,000, respectively.

     Net accounts receivable were $946,965,000 at December 31, 2000, compared to $891,829,000 at December 31, 1999. The number of days of average quarterly revenues in ending receivables was 80.9 at December 31, 2000, compared to 82.0 at December 31, 1999. See Note 1 of "Notes to Consolidated Financial Statements" for the concentration of net accounts receivable from patients, third-party payors, insurance companies and others at December 31, 2000 and 1999.

     We have a $1,750,000,000 revolving credit facility with Bank of America, N.A. ("Bank of America") and other participating banks (the "1998 Credit Agreement"). Interest on the 1998 Credit Agreement is paid based on LIBOR plus a predetermined margin, a base rate, or competitively bid rates from the participating banks. We are required to pay a fee based on the unused portion of the revolving credit facility ranging from 0.09% to 0.25%, depending on certain defined credit ratings. The principal amount is payable in full on June 22, 2003. We have provided a negative pledge on all assets under the 1998 Credit Agreement. The effective interest rate on the average outstanding balance under the 1998 Credit Agreement was 6.92% for the twelve months ended December 31, 2000, compared to the average prime rate of 9.21% during the same period. At December 31, 2000, we had drawn $1,655,000,000 under the 1998 Credit Agreement. For further discussion, see Note 7 of "Notes to Consolidated Financial Statements".

     We also had a Short Term Credit Agreement with Bank of America (as amended, the "Short Term Credit Agreement"), providing for a $250,000,000 short term revolving credit facility. The terms of the Short Term Credit Agreement were substantially consistent with those of the 1998 Credit Agreement. Interest on the Short Term Credit Agreement was paid based on LIBOR plus a predetermined margin or a base rate. We were required to pay a fee on the unused portion of the credit facility ranging from 0.30% to 0.50%, depending on certain defined ratios. On October 31, 2000, we terminated the Short Term Credit Agreement and replaced it with a new $400,000,000 Credit Agreement (the "2000 Credit Agreement") with UBS AG and other participating banks. Interest on the 2000 Credit Agreement is paid based on LIBOR plus a predetermined margin or base rate. We are required to pay a fee on the unused portion of the credit facility ranging from 0.25% to 0.50%, depending on certain defined ratios. The principal amount is payable in full in eight quarterly installments ending on June 22, 2003. At December 31, 2000, we had no drawings outstanding under the 2000 Credit Agreement.

     On March 24, 1994, we issued $250,000,000 principal amount of 9.5% Senior Subordinated Notes due 2001 (the "9.5% Notes"). We redeemed the 9.5% Notes at par on October 30, 2000.

     On March 20, 1998, we issued $500,000,000 in 3.25% Convertible Subordinated Debentures due 2003. An additional $67,750,000 principal amount of the 3.25% Convertible Debentures was issued on March 31, 1998 to cover underwriters' overallotments. Interest is payable on April 1 and October 1. The 3.25% Convertible Debentures are convertible into HEALTHSOUTH common stock at the option of the holder at a conversion price of $36.625 per share. The conversion price is subject to adjustment upon the occurrence of (a) a subdivision, combination or reclassification of outstanding shares of our common stock, (b) the payment of a stock dividend or stock distribution on any shares of our capital stock, (c) the issuance of rights or warrants to all holders of our common stock entitling them to purchase shares of our common stock at less than the current market price, or (d) the payment of certain other distributions with respect to our common stock. In addition, we may, from time to time, lower the conversion price for periods of not less than 20 days, in our discretion. We used net proceeds from the issuance of the 3.25% Convertible Debentures to pay down indebtedness outstanding under our then-existing credit facilities.

     On June 22, 1998, we issued $250,000,000 in 6.875% Senior Notes due 2005 and $250,000,000 in 7.0% Senior Notes due 2008 (collectively, the "Senior Notes"). Interest is payable on June 15 and December 15. The Senior Notes are unsecured, unsubordinated obligations of HEALTHSOUTH. We used the net proceeds from the issuance of the Senior Notes to pay down indebtedness outstanding under our then-existing credit facilities.

     On September 25, 2000, we issued $350,000,000 in 10-3/4% Senior Subordinated Notes due 2008 (the "10-3/4% Notes"). Interest is payable on April 1 and October 1. The 10-3/4% Notes are senior subordinated obligations of HEALTHSOUTH and, as such, are subordinated to all our existing and future senior indebtedness, and also are effectively subordinated to all existing and future liabilities of our subsidiaries and partnerships. The net proceeds from the issuance of the 10-3/4% Notes were used to redeem the 9.5% Notes and to pay down indebtedness outstanding under our then-existing credit facilities. The 10-3/4% Notes mature on October 1, 2008.

     On February 1, 2001, we issued $375,000,000 in 8-1/2% Senior Notes due 2008 (the "8-1/2% Notes"). Interest is payable on February 1 and August 1. The 8-1/2% Notes are unsecured, unsubordinated obligations of HEALTHSOUTH. The net proceeds from the issuance of the 8-1/2% Notes were used to pay down indebtedness outstanding under our credit facilities. The 8-1/2% Notes mature on February 1, 2008.

     We intend to pursue the acquisition or development of additional healthcare operations, including outpatient rehabilitation facilities, inpatient rehabilitation facilities, ambulatory surgery centers, outpatient diagnostic centers and companies engaged in the provision of other complementary services, and to expand certain of our existing facilities. While it is not possible to estimate precisely the amounts which will actually be expended in the foregoing areas, we anticipate that over the next twelve months, we will spend approximately $100,000,000 to $150,000,000 on maintenance and expansion of our existing facilities and approximately $200,000,000 to $250,000,000 on development activities and on continued development of the Integrated Service Model.

     Although we are continually considering and evaluating acquisitions and opportunities for future growth, we have not entered into any agreements with respect to material future acquisitions. We believe that existing cash, cash flow from operations and borrowings under existing credit facilities will be sufficient to satisfy our estimated cash requirements for the next twelve months, and for the reasonably foreseeable future.

     Inflation in recent years has not had a significant effect on our business, and is not expected to adversely affect us in the future unless it increases significantly.


EXPOSURES TO MARKET RISK

     We are exposed to market risk related to changes in interest rates. The impact on earnings and value of market risk-sensitive financial instruments (principally marketable security investments and long-term debt, as well as the interest rate swaps described below) is subject to change as a result of movements in market rates and prices. We use sensitivity analysis models to evaluate these impacts. We do not hold or issue derivative instruments for trading purposes and are not a party to any instruments with leverage features.


     Our investment in marketable securities was $90,000 at December 31, 2000, compared to $3,482,000 at December 31, 1999. The investment represents less than 1% of total assets at December 31, 2000 and

1999. These securities are generally short-term, highly-liquid instruments and, accordingly, their fair value approximates cost. Earnings on investments in marketable securities are not significant to our results of operations, and therefore any changes in interest rates would have a minimal impact on future pre-tax earnings.

     As described below, a significant portion of our long-term indebtedness is subject to variable rates of interest, generally equal to LIBOR plus a predetermined percentage. In October 2000, we entered into three short-term interest rate swap arrangements intended to hedge our exposure to rising interest rates in the capital markets. Two of these arrangements have a notional amount of $240,000,000 and one has a notional amount of $175,000,000. These mature six months and twelve months, respectively, from the date of the original transaction. The notional amounts are used to measure interest to be paid or received and do not represent an amount of exposure to credit loss. In each of these arrangements, we pay the counterparty a fixed rate of interest on the notional amount, and the counterparty pays us a variable rate of interest equal to the 90-day LIBOR rate. The variable rate paid to us by the counterparty on the six-month maturities and the twelve-month maturity are reset once and three times, respectively, during the term of the swaps. Thus, these interest rate swaps have the effect of fixing the interest rates on an aggregate of $655,000,000 of our variable-rate debt through their maturity dates. The arrangements mature at various dates in April 2001 and November 2001. We would be exposed to credit losses if the counterparties did not perform their obligations under the swap arrangements; however, the counterparties are major commercial banks whom we believe to be creditworthy, and we expect them to fully satisfy their obligations. At December 31, 2000, the weighted average interest rate we were obligated to pay under these interest rate swaps was 6.70%, and the weighted average interest rate we received was 6.76%.

     With respect to our interest-bearing liabilities, approximately $1,655,000,000 in long-term debt at December 31, 2000 is subject to variable rates of interest before giving effect to the interest rate swaps above, while the remaining balance in long-term debt of $1,556,829,000 is subject to fixed rates of interest. This compares to $1,625,000,000 in long-term debt subject to variable rates of interest and $1,489,648,000 in long-term debt subject to fixed rates of interest at December 31, 1999 (see Note 7 of "Notes to Consolidated Financial Statements" for further description). The fair value of our total long-term debt, based on discounted cash flow analyses, approximates its carrying value at December 31, 2000 except for the 3.25% Convertible Debentures, 6.875% Senior Notes, 7.0% Senior Notes and 10-3/4% Senior Notes. The fair value of the 3.25% Convertible Debentures at December 31, 2000 was approximately $503,765,000. The fair value of the 6.875% Senior Notes due 2005 was approximately $252,025,000 at December 31, 2000. The fair value of the 7% Senior Notes due 2008 was approximately $225,125,000 at December 31, 2000. The fair value of the 10-3/4% Senior Notes due 2008 was approximately $366,625,000 at December 31, 2000. Based on a hypothetical 1% increase in interest rates, the potential losses in future pre-tax earnings would be approximately $16,550,000. The impact of such a change on the carrying value of long-term debt would not be significant. These amounts are determined considering the impact of the hypothetical interest rates on our borrowing cost and long-term debt balances. These analyses do not consider the effects, if any, of the potential changes in the overall level of economic activity that could exist in such an environment. Further, in the event of a change of significant magnitude, management would expect to take actions intended to further mitigate its exposure to such change.

     Foreign  operations,  and  the related market risks associated with foreign
currency,   are  currently  insignificant  to  our  results  of  operations  and financial position.


FORWARD-LOOKING STATEMENTS

     Statements contained in this Annual Report on Form 10-K which are not historical facts are forward-looking statements. Without limiting the generality of the preceding statement, all statements in this Annual Report on Form 10-K concerning or relating to estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results are forward-looking statements. In addition, HEALTHSOUTH, through its senior management, from time to time makes forward-looking public statements concerning our expected future operations and performance and other developments. Such forward-looking statements are necessarily estimates reflecting our best judgment based upon current information, involve a number of risks and uncertainties and are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. There can be no assurance that other factors will not affect the accuracy of such forward-looking statements or that our actual results will not differ materially from the results anticipated in such forward-looking statements. While it is impossible to identify all such factors, factors which could cause actual results to differ materially from those estimated by us include, but are not limited to, changes in the regulation of the healthcare industry at either or both of the federal and state levels, changes or delays in reimbursement for our services by governmental or private payors, competitive pressures in the healthcare industry and our response thereto, our ability to obtain and retain favorable
arrangements   with   third-party   payors,   unanticipated   delays   in   the
implementation of our Integrated Service Model, general conditions in the economy and capital markets, and other factors which may be identified from time to time in our Securities and Exchange Commission filings and other public announcements.

                        REPORT OF INDEPENDENT AUDITORS

The Board of Directors
HEALTHSOUTH Corporation

     We have audited the accompanying consolidated balance sheets of HEALTHSOUTH Corporation and Subsidiaries as of December 31, 1999 and 2000, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of HEALTHSOUTH Corporation and Subsidiaries at December 31, 1999 and 2000, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States.

                                        ERNST & YOUNG LLP

Birmingham, Alabama
March 6, 2001

                   HEALTHSOUTH CORPORATION AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS


                                                                                        DECEMBER 31,
                                                                                -----------------------------
                                                                                     1999            2000
                                                                                -------------   -------------
                                                                                       (IN THOUSANDS)
ASSETS
Current assets:
 Cash and cash equivalents (Note 3) .........................................    $  129,400      $  180,317
 Other marketable securities (Note 3) .......................................         3,482              90
 Accounts receivable, net of allowances for doubtful accounts of
   $303,614,000 in 1999 and $230,430,000 in 2000.............................       891,829         946,965
 Inventories ................................................................        85,551          92,943
 Prepaid expenses and other current assets ..................................       170,836         210,803
 Income tax refund receivable ...............................................        39,438              --
                                                                                 ----------      ----------
Total current assets ........................................................     1,320,536       1,431,118
Other assets:
 Loans to officers ..........................................................         3,842           6,242
 Assets held for sale (Note 13) .............................................        29,473          26,759
 Deferred income taxes (Note 10) ............................................        47,550              --
 Other (Note 4) .............................................................       157,609         197,897
                                                                                 ----------      ----------
                                                                                    238,474         230,898
Property, plant and equipment, net (Note 5) .................................     2,502,967       2,871,763
Intangible assets, net (Note 6) .............................................     2,828,507       2,846,661
                                                                                 ----------      ----------
Total assets ................................................................    $6,890,484      $7,380,440
                                                                                 ==========      ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable ...........................................................    $   76,549      $   78,762
 Salaries and wages payable .................................................        93,046          87,730
 Accrued interest payable and other liabilities .............................       152,244         168,970
 Deferred income taxes (Note 10) ............................................       108,168           4,227
 Current portion of long-term debt (Note 7) .................................        37,818          43,225
                                                                                 ----------      ----------
Total current liabilities ...................................................       467,825         382,914
Long-term debt (Note 7) .....................................................     3,076,830       3,168,604
Deferred income taxes (Note 10) .............................................             -         160,365
Deferred revenue and other long-term liabilities ............................         4,573           4,126
Minority interests-limited partnerships (Note 1) ............................       134,894         137,977
Commitments and contingencies (Note 11)
Stockholders' equity (Notes 8 and 12):
 Preferred stock, $.10 par value -- 1,500,000 shares authorized; issued and
   outstanding -- none ......................................................            --              --
 Common stock, $.01 par value -- 600,000,000 shares authorized; issued --
   423,982,000 in 1999 and 426,031,000 in 2000 ..............................         4,240           4,260
 Additional paid-in capital .................................................     2,584,572       2,610,442
 Accumulated other comprehensive (loss) income ..............................        (1,443)          7,074
 Retained earnings ..........................................................       949,828       1,224,950
 Treasury stock, at cost (38,342,000 shares in 1999 and 38,742,000 shares
   in 2000) .................................................................      (278,504)       (280,524)
 Receivable from Employee Stock Ownership Plan ..............................        (7,898)         (5,415)
 Notes receivable from stockholders, officers and management
   employees ................................................................       (44,433)        (34,333)
                                                                                 ----------      ----------
Total stockholders' equity ..................................................     3,206,362       3,526,454
                                                                                 ----------      ----------
Total liabilities and stockholders' equity ..................................    $6,890,484      $7,380,440
                                                                                 ==========      ==========

See accompanying notes.

                   HEALTHSOUTH CORPORATION AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF INCOME





                                                                         YEAR ENDED DECEMBER 31,
                                                              ---------------------------------------------
                                                                   1998            1999            2000
                                                              -------------   -------------   -------------
                                                              (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)
Revenues ..................................................    $4,006,074      $4,072,107      $4,195,115
Operating unit expenses ...................................     2,491,914       2,688,849       2,816,363
Corporate general and administrative expenses .............       112,800         149,285         148,023
Provision for doubtful accounts ...........................       112,202         342,708          98,037
Depreciation and amortization .............................       344,591         374,248         360,847
Merger and acquisition related expenses (Notes 2
 and 9) ...................................................        25,630              --              --
Loss on sale of assets (Note 9) ...........................        31,232              --              --
Impairment and restructuring charges (Note 13) ............       483,455         121,037              --
Interest expense ..........................................       148,163         176,652         221,595
Interest income ...........................................       (11,286)        (10,587)         (9,104)
                                                               ----------      ----------      ----------
                                                                3,738,701       3,842,192       3,635,761
                                                               ----------      ----------      ----------
Income before income taxes and minority interests .........       267,373         229,915         559,354
Provision for income taxes (Note 10) ......................       143,347          66,929         181,808
                                                               ----------      ----------      ----------
                                                                  124,026         162,986         377,546
Minority interests ........................................        77,468          86,469          99,081
                                                               ----------      ----------      ----------
Net income ................................................    $   46,558      $   76,517      $  278,465
                                                               ==========      ==========      ==========
Weighted average common shares outstanding ................       421,462         408,195         385,666
                                                               ==========      ==========      ==========
Net income per common share ...............................    $     0.11      $     0.19      $     0.72
                                                               ==========      ==========      ==========
Weighted average common shares outstanding -
 assuming dilution ........................................       432,275         414,570         391,016
                                                               ==========      ==========      ==========
Net income per common share - assuming dilution ...........    $     0.11      $     0.18      $     0.71
                                                               ==========      ==========      ==========

See accompanying notes.

                   HEALTHSOUTH CORPORATION AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                 YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000

                                                                          COMMON STOCK
                                                                      --------------------   ADDITIONAL
                                                                                               PAID-IN
                                                                        SHARES    AMOUNT       CAPITAL
                                                                      --------- ---------- --------------
                                                                                (IN THOUSANDS)
Balance at December 31, 1997 ........................................  415,537   $ 4,155    $ 2,474,726
Comprehensive income:
 Net income .........................................................       --        --             --
 Translation adjustment .............................................       --        --             --
Comprehensive income
Proceeds from exercise of options (Note 8) ..........................    6,885        69         60,135
Common shares issued in connection with acquisitions (Note 9)........      699         7         19,390
Common shares issued in connection with lease buyout ................       57         1          1,592
Income tax benefits related to incentive stock options (Note 8)......       --        --         21,804
Reduction in receivable from ESOP ...................................       --        --             --
Payments received on stockholders' notes receivable .................       --        --             --
Repurchase limited partnership units ................................       --        --             --
Purchase of treasury stock ..........................................       --        --             --
                                                                       -------   -------    -----------
Balance at December 31, 1998 ........................................  423,178     4,232      2,577,647
Comprehensive income:
 Net income .........................................................       --        --             --
 Translation adjustment .............................................       --        --             --
Comprehensive income ................................................
Proceeds from exercise of options (Note 8) ..........................      804         8          4,363
Restricted stock grants issued ......................................       --        --          2,562
Reduction in receivable from ESOP ...................................       --        --             --
Loans made to stockholders ..........................................       --        --             --
Payments received on stockholders' notes receivable .................       --        --             --
Repurchase limited partnership units ................................       --        --             --
Purchase of treasury stock ..........................................       --        --             --
                                                                       -------   -------    -----------
Balance at December 31, 1999 ........................................  423,982     4,240      2,584,572
Comprehensive income:
 Net income .........................................................       --        --             --
 Translation adjustment .............................................       --        --             --
 Unrealized gain on available for sale securities (net $7,526 tax
 expense) ...........................................................       --        --             --
Comprehensive income ................................................
Proceeds from exercise of options (Note 8) ..........................    2,049        20         14,768
Income tax benefits related to incentive stock options (Note 8)......       --        --          4,155
Restricted stock grants issued ......................................       --        --          2,002
Reduction in receivable from ESOP ...................................       --        --             --
Payments received on stockholders' notes receivable .................       --        --             --
Repurchase limited partnership units ................................       --        --             --
Variable stock option appreciation ..................................       --        --          4,945
Purchase of treasury stock ..........................................       --        --             --
                                                                       -------   -------    -----------
Balance at December 31, 2000 ........................................  426,031   $ 4,260    $ 2,610,442
                                                                       =======   =======    ===========

                                                                        ACCUMULATED
                                                                           OTHER                           TREASURY STOCK
                                                                       COMPREHENSIVE      RETAINED    ------------------------
                                                                       INCOME (LOSS)      EARNINGS     SHARES       AMOUNT
                                                                      --------------- --------------- -------- ---------------
                                                                                           (IN THOUSANDS)
Balance at December 31, 1997 ........................................    $  (1,057)     $   834,385       552    $    (3,923)
Comprehensive income:
 Net income .........................................................           --           46,558        --             --
 Translation adjustment .............................................          (24)              --        --             --
Comprehensive income
Proceeds from exercise of options (Note 8) ..........................           --               --        --             --
Common shares issued in connection with acquisitions (Note 9)........           --               --        --             --
Common shares issued in connection with lease buyout ................           --               --        --             --
Income tax benefits related to incentive stock options (Note 8)......           --               --        --             --
Reduction in receivable from ESOP ...................................           --               --        --             --
Payments received on stockholders' notes receivable .................           --               --        --             --
Repurchase limited partnership units ................................           --           (1,634)       --             --
Purchase of treasury stock ..........................................           --               --     1,490        (17,890)
                                                                         ---------      -----------     -----    -----------
Balance at December 31, 1998 ........................................       (1,081)         879,309     2,042        (21,813)
Comprehensive income:
 Net income .........................................................           --           76,517        --             --
 Translation adjustment .............................................         (362)              --        --             --
Comprehensive income ................................................
Proceeds from exercise of options (Note 8) ..........................           --               --        --             --
Restricted stock grants issued ......................................           --               --        --             --
Reduction in receivable from ESOP ...................................           --               --        --             --
Loans made to stockholders ..........................................           --               --        --             --
Payments received on stockholders' notes receivable .................           --               --        --             --
Repurchase limited partnership units ................................           --           (5,998)       --             --
Purchase of treasury stock ..........................................           --               --    36,300       (256,691)
                                                                         ---------      -----------    ------    -----------
Balance at December 31, 1999 ........................................       (1,443)         949,828    38,342       (278,504)
Comprehensive income:
 Net income .........................................................           --          278,465        --             --
 Translation adjustment .............................................       (3,560)              --        --             --
 Unrealized gain on available for sale securities (net $7,526 tax
 expense) ...........................................................       12,077               --        --             --
Comprehensive income ................................................
Proceeds from exercise of options (Note 8) ..........................           --               --        --             --
Income tax benefits related to incentive stock options (Note 8)......           --               --        --             --
Restricted stock grants issued ......................................           --               --        --             --
Reduction in receivable from ESOP ...................................           --               --        --             --
Payments received on stockholders' notes receivable .................           --               --        --             --
Repurchase limited partnership units ................................           --           (3,343)       --             --
Variable stock option appreciation ..................................           --               --        --             --
Purchase of treasury stock ..........................................           --               --       400         (2,020)
                                                                         ---------      -----------    ------    -----------
Balance at December 31, 2000 ........................................    $   7,074      $ 1,224,950    38,742    $  (280,524)
                                                                         =========      ===========    ======    ===========

                                                                                                         TOTAL
                                                                        RECEIVABLE        NOTES      STOCKHOLDERS'
                                                                         FROM ESOP     RECEIVABLE       EQUITY
                                                                      -------------- -------------- --------------
                                                                                     (IN THOUSANDS)
Balance at December 31, 1997 ........................................   $  (12,247)    $   (5,416)   $ 3,290,623
Comprehensive income:
 Net income .........................................................           --             --         46,558
 Translation adjustment .............................................           --             --            (24)
                                                                                                     -----------
Comprehensive income                                                                                      46,534
Proceeds from exercise of options (Note 8) ..........................           --             --         60,204
Common shares issued in connection with acquisitions (Note 9)........           --             --         19,397
Common shares issued in connection with lease buyout ................           --             --          1,593
Income tax benefits related to incentive stock options (Note 8)......           --             --         21,804
Reduction in receivable from ESOP ...................................        2,078             --          2,078
Payments received on stockholders' notes receivable .................           --            295            295
Repurchase limited partnership units ................................           --             --         (1,634)
Purchase of treasury stock ..........................................           --             --        (17,890)
                                                                        ----------     ----------    -----------
Balance at December 31, 1998 ........................................      (10,169)        (5,121)     3,423,004
Comprehensive income:
 Net income .........................................................           --             --         76,517
 Translation adjustment .............................................           --             --           (362)
                                                                                                     -----------
Comprehensive income ................................................                                     76,155
Proceeds from exercise of options (Note 8) ..........................           --             --          4,371
Restricted stock grants issued ......................................           --             --          2,562
Reduction in receivable from ESOP ...................................        2,271             --          2,271
Loans made to stockholders ..........................................           --        (39,334)       (39,334)
Payments received on stockholders' notes receivable .................           --             22             22
Repurchase limited partnership units ................................           --             --         (5,998)
Purchase of treasury stock ..........................................           --             --       (256,691)
                                                                        ----------     ----------    -----------
Balance at December 31, 1999 ........................................       (7,898)       (44,433)     3,206,362
Comprehensive income:
 Net income .........................................................           --             --        278,465
 Translation adjustment .............................................           --             --         (3,560)
 Unrealized gain on available for sale securities (net $7,526 tax
 expense) ...........................................................           --             --         12,077
                                                                                                     -----------
Comprehensive income ................................................                                    286,982
Proceeds from exercise of options (Note 8) ..........................           --             --         14,788
Income tax benefits related to incentive stock options (Note 8)......           --             --          4,155
Restricted stock grants issued ......................................           --             --          2,002
Reduction in receivable from ESOP ...................................        2,483             --          2,483
Payments received on stockholders' notes receivable .................           --         10,100         10,100
Repurchase limited partnership units ................................           --             --         (3,343)
Variable stock option appreciation ..................................           --             --          4,945
Purchase of treasury stock ..........................................           --             --         (2,020)
                                                                        ----------     ----------    -----------
Balance at December 31, 2000 ........................................   $   (5,415)    $  (34,333)   $ 3,526,454
                                                                        ==========     ==========    ===========

See accompanying notes.

                   HEALTHSOUTH CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                   YEAR ENDED DECEMBER 31,
                                                                      -------------------------------------------------
                                                                            1998             1999             2000
                                                                      ---------------   -------------   ---------------
                                                                                       (IN THOUSANDS)
OPERATING ACTIVITIES
Net income ........................................................    $     46,558      $   76,517      $    278,465
Adjustments to reconcile net income to net cash provided by
 operating activities:
 Depreciation and amortization ....................................         344,591         374,248           360,847
 Provision for doubtful accounts ..................................         112,202         342,708            98,037
 Issuance of restricted stock grants ..............................              --           2,562             2,002
 Variable stock option appreciation ...............................              --              --             4,945
 Impairment and restructuring charges .............................         483,455         121,037                --
 Merger and acquisition related expenses ..........................          25,630              --                --
 Loss on sale of assets ...........................................          31,232              --                --
 Income applicable to minority interests of limited
  partnerships ....................................................          77,468          86,469            99,081
 (Benefit) provision for deferred income taxes ....................         (43,410)         (5,850)           96,448
 Changes in operating assets and liabilities, net of effects of acquisitions:
  Accounts receivable .............................................        (250,468)       (332,977)         (150,283)
  Inventories, prepaid expenses and other current assets ..........        (132,280)         67,428            (7,877)
  Accounts payable and accrued expenses ...........................         (58,846)        (27,631)           15,099
                                                                       ------------      ----------      ------------
Net cash provided by operating activities .........................         636,132         704,511           796,764
INVESTING ACTIVITIES
Purchases of property, plant and equipment ........................        (714,212)       (474,115)         (583,639)
Proceeds from sale of non-strategic assets ........................          34,100           5,693             2,713
Additions to intangible assets, net of effects of acquisitions.....         (48,415)        (33,140)          (83,291)
Assets obtained through acquisitions, net of liabilities
 assumed ..........................................................        (729,440)       (104,304)          (74,137)
Payments on purchase accounting accruals ..........................        (292,949)        (22,063)               --
Changes in other assets ...........................................         (48,883)         12,866           (22,342)
Proceeds received on sale of other marketable securities ..........          18,340           1,300             3,392
Investments in other marketable securities ........................              --          (1,096)               --
                                                                       ------------      ----------      ------------
Net cash used in investing activities .............................      (1,781,459)       (614,859)         (757,304)
FINANCING ACTIVITIES
Proceeds from borrowings ..........................................    $  3,486,474      $  756,000      $  1,585,000
Principal payments on long-term debt ..............................      (2,309,163)       (470,621)       (1,495,993)
Proceeds from exercise of options .................................          60,204           4,371            14,788
Purchase of treasury stock ........................................         (17,890)       (256,691)           (2,020)
Reduction in receivable from ESOP .................................           2,078           2,271             2,483
Decrease (increase) in loans from stockholders ....................             295         (39,312)           10,100
Proceeds from investment by minority interests ....................           4,471          11,582            12,901
Purchase of limited partnership units .............................          (1,634)         (5,998)          (21,116)
Payment of cash distributions to limited partners .................        (103,649)       (100,319)          (91,126)
Foreign currency translation adjustment ...........................             (24)           (362)           (3,560)
                                                                       ------------      ----------      ------------
Net cash provided by (used in) financing activities ...............       1,121,162         (99,079)           11,457
                                                                       ------------      ----------      ------------
(Decrease ) increase in cash and cash equivalents .................         (24,165)         (9,427)           50,917
Cash and cash equivalents at beginning of year ....................         162,992         138,827           129,400
                                                                       ------------      ----------      ------------
Cash and cash equivalents at end of year ..........................    $    138,827      $  129,400      $    180,317
                                                                       ============      ==========      ============
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the year for:
 Interest .........................................................    $    143,606      $  159,496      $    232,776
 Income taxes .....................................................         315,028          88,575             9,153


                   HEALTHSOUTH CORPORATION AND SUBSIDIARIES
              CONSOLIDATED STATEMENTS OF CASH FLOWS- (CONTINUED )

Non-cash investing activities:

   The Company assumed liabilities of $107,091,000, $9,529,000 and $9,178,000 during the years ended December 31, 1998, 1999 and 2000, respectively, in connection with its acquisitions.

   During the year ended December 31, 1998, the Company issued 699,000 common shares with a market value of $19,397,000 as consideration for acquisitions accounted for as purchases.

See accompanying notes.

                   HEALTHSOUTH CORPORATION AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 2000


1. SIGNIFICANT ACCOUNTING POLICIES

     The significant accounting policies followed by HEALTHSOUTH Corporation and its subsidiaries ("the Company") are presented as an integral part of the consolidated financial statements.


NATURE OF OPERATIONS

     HEALTHSOUTH is engaged in the business of providing healthcare services through three operating divisions: Inpatient and other clinical services and Outpatient services -- East and Outpatient services -- West. Inpatient and other clinical services consist primarily of services provided through inpatient rehabilitation facilities, specialty medical centers and certain physician practices and other clinical services. Outpatient services consist primarily of services provided through outpatient rehabilitation facilities, outpatient surgery centers and outpatient diagnostic centers. Management operates the outpatient services in two geographic segments, East and West.


PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of HEALTHSOUTH Corporation ("HEALTHSOUTH") and its wholly-owned subsidiaries, as well as its majority ownership or controlling interest in limited partnerships and limited liability companies. All significant intercompany accounts and transactions have been eliminated in consolidation.

     HEALTHSOUTH operates a number of its facilities as general and limited partnerships ("partnerships") or limited liability companies ("LLCs") in which HEALTHSOUTH or a subsidiary serves as the general partner or managing member, as applicable. HEALTHSOUTH's policy is to consolidate the financial position and results of operations of these partnerships and LLCs in cases where HEALTHSOUTH owns the majority interest or in which it otherwise has a controlling interest (see also "Minority Interests" below in Note 1). Investments in partnerships, LLCs and other entities that represent less than a majority interest or otherwise represent a non-controlling interest are accounted for under the equity method or cost method, as appropriate (see also "Minority Interests" below in Note 1 and Note 4).


OPERATING SEGMENTS

     Statement of Financial Accounting Standards ("SFAS") No. 131, "Disclosures about Segments of an Enterprise and Related Information" requires the utilization of a "management approach" to define and report the financial results of operating segments. The management approach defines operating segments along the lines used by management to assess performance and make operating and resource allocation decisions. The Company operates in three segments: Inpatient and other clinical services, Outpatient services -- East and Outpatient services -- West.


USE OF ESTIMATES

     The  preparation  of  financial  statements  in  conformity  with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the accompanying consolidated financial statements and notes. Actual results could differ from those estimates.


MARKETABLE SECURITIES

     Marketable securities and debt securities are classified as available-for-sale. Available-for-sale securities are carried at fair value, with the unrealized gains and losses, if material, reported as a separate component of stockholders' equity, net of tax. The cost of the specific security sold method is used to

                   HEALTHSOUTH CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)
1. SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)

compute gain or loss on the sale of securities. Interest and dividends on securities classified as available-for-sale are included in interest income.
Marketable securities and debt securities held by the Company have maturities of less than one year.

ACCOUNTS RECEIVABLE AND THIRD-PARTY REIMBURSEMENT ACTIVITIES

     Receivables from patients, insurance companies and third-party contractual insured accounts (primarily Medicare and Medicaid) are based on payment agreements which generally result in the Company's collecting an amount different from the established rates. Net third-party settlement receivables included in accounts receivable were $42,606,000 and $69,480,000 at December 31, 1999 and 2000, respectively. Final determination of the settlement is subject to review by appropriate authorities. It is at least reasonably possible that the recorded estimates will change by material amounts in the near term. The differences between original estimates made by the Company and subsequent revisions (including final settlement) were not material to the Company's operating results. Adequate allowances are provided for doubtful accounts and contractual adjustments. Uncollectible accounts are written off against the allowance for doubtful accounts after adequate collection efforts are made. Net accounts receivable includes only those amounts estimated by management to be collectible.

     The concentration of net accounts receivable from third-party contractual payors and others, as a percentage of total net accounts receivable, was as follows:

                                               DECEMBER 31,
                                          -------------------
                                            1999       2000
                                          --------   --------

             Medicare .................       26%        27%
             Medicaid .................        5          5
             Other ....................       69         68
                                             ---        ---
                                             100%       100%
                                             ===        ===

INVENTORIES

     Inventories are stated at the lower of cost or market using the specific identification method.

PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment are recorded at cost. Upon sale or retirement of property, plant or equipment, the cost and related accumulated depreciation are eliminated from the respective account and the resulting gain or loss is included in the results of operations.

     Interest cost incurred during the construction of a facility is capitalized. The Company incurred interest costs of $148,793,000, $178,836,000 and $223,321,000 of which $630,000, $2,184,000 and $1,726,000 was capitalized during 1998, 1999 and 2000, respectively.

     Depreciation and amortization is computed using the straight-line method over the estimated useful lives of the assets or the term of the lease, as appropriate. The estimated useful life of buildings is 30-40 years and the general range of useful lives for leasehold improvements, furniture, fixtures and equipment is 3-15 years.

INTANGIBLE ASSETS

     Costs in excess of the net asset value of purchased facilities are amortized over 20 to 40 years using the straight-line method, with the majority of such costs being amortized over 40 years. Organization and Partnership formation costs are deferred and amortized on a straight-line basis over a period of 36 months. Debt issue costs are amortized over the term of the debt. Noncompete agreements are amortized using the straight-line method over the term of the agreements.

                   HEALTHSOUTH CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)


1. SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)

     Effective July 1, 1997, the Company began expensing amounts reflecting the costs of implementing its clinical and administrative programs and protocols at acquired facilities in the period in which such costs are incurred. Previously, the Company had capitalized such costs and amortized them over 36 months. Such costs at June 30, 1997 aggregated $64,643,000, net of accumulated amortization. These capitalized costs were amortized in accordance with the Company's policy in effect through June 30, 1997 and were fully amortized by June 2000.


     Through June 30, 1997, the Company had assigned value to and capitalized organization and partnership formation costs which had been incurred by the Company or obtained by the Company in acquisitions accounted for as purchases. Effective July 1, 1997, the Company no longer assigned value to organization and partnership formation costs obtained in acquisitions accounted for as purchases except to the extent that objective evidence exists that such costs will provide future economic benefits to the Company after the acquisition. Such organization and partnership formation costs at June 30, 1997, which were obtained by the Company in purchase transactions, aggregated $8,380,000, net of accumulated amortization. Such costs at June 30, 1997 were amortized in accordance with the Company's policy in effect through June 30, 1997 and were fully amortized by June 2000.


     In April 1998, the AICPA issued SOP 98-5, "Reporting on the Costs of Start-Up Activities." SOP 98-5 requires that the costs of start-up activities be expensed as incurred. The SOP broadly defines start-up activities as those one-time activities related to opening a new facility, introducing a new product or service, conducting business in a new territory, conducting business with a new class of customer, initiating a new process in an existing facility, or beginning some new operation. SOP 98-5 is effective for years beginning after December 15, 1998. In 1997, the Company began expensing as incurred all costs related to start-up activities. Therefore, the adoption of SOP 98-5 did not have a material effect on the Company's financial statements.


MINORITY INTERESTS


     The equity of minority investors in partnerships and LLCs of the Company is reported on the consolidated balance sheets as minority interests. Minority interests reported in the consolidated income statements reflect the respective interests in the income or loss of the limited partnerships or limited liability companies attributable to the minority investors (ranging from 1% to 50% at December 31, 2000), the effect of which is removed from the results of operations of the Company.


REVENUES


     Revenues   include   net  patient  service  revenues  and  other  operating
revenues. Other operating revenues include cafeteria revenue, gift shop revenue, rental income, trainer/contract revenue, management and administrative fee revenue (related to non-consolidated subsidiaries and affiliates) and transcriptionist fees which are insignificant to total revenues. Net patient service revenues are reported at the estimated net realizable amounts from patients, third-party payors and others for services rendered, including estimated retroactive adjustments under reimbursement agreements with third-party payors.

                   HEALTHSOUTH CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)


1. SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)

INCOME PER COMMON SHARE

     The following table sets forth the computation of basic and diluted earnings per share:

                                                                          YEAR ENDED DECEMBER 31,
                                                                --------------------------------------------
                                                                     1998           1999            2000
                                                                -------------   ------------   -------------
                                                                  (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Numerator:
 Net income .................................................     $  46,558      $  76,517       $ 278,465
                                                                  ---------      ---------       ---------
 Numerator for basic earnings per share-income available to
   common stockholders ......................................     $  46,558      $  76,517       $ 278,465
                                                                  =========      =========       =========
Denominator:
 Denominator for basic earnings per share -- weighted-average
   shares ...................................................       421,462        408,195         385,666
 Effect of dilutive securities:
   Net effect of dilutive stock options .....................        10,813          5,525           4,600
   Restricted shares issued .................................            --            850             750
                                                                  ---------      ---------       ---------
 Dilutive potential common shares ...........................        10,813          6,375           5,350
                                                                  ---------      ---------       ---------
 Denominator of diluted earnings per share - adjusted
   weighted-average shares and assumed conversions ..........       432,275        414,570         391,016
                                                                  =========      =========       =========
Basic earnings per share ....................................     $    0.11      $    0.19       $    0.72
                                                                  =========      =========       =========
Diluted earnings per share ..................................     $    0.11      $    0.18       $    0.71
                                                                  =========      =========       =========

IMPAIRMENT OF ASSETS

     The Company records impairment losses on long-lived assets used in operations when events and circumstances indicate that the assets might be impaired and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amount of those assets. In such cases, the impaired assets are written down to fair value. Fair value is determined based on the individual facts and circumstances of the impairment event, and the available information related to it. Such information might include quoted market prices, prices for comparable assets, estimated future cash flows discounted at a rate commensurate with the risks involved and independent appraisals. For purposes of analyzing impairment, assets are generally grouped at the individual operational facility level, which is the lowest level for which there are identifiable cash flows. If the group of assets being tested was acquired by the Company as part of a purchase business combination, any goodwill that arose as part of the transaction is included as part of the asset grouping.

     With respect to the carrying value of goodwill and other intangible assets, the Company determines on a quarterly basis whether an impairment event has occurred by considering factors such as the market value of the asset, a significant adverse change in legal factors or in the business climate, adverse action by regulators, a history of operating losses or cash flow losses, or a projection of continuing losses associated with an operating entity. The carrying value of goodwill and other intangible assets will be evaluated if the facts and circumstances suggest that it has been impaired. If this evaluation indicates that the value of the asset will not be recoverable, as determined based on the undiscounted cash flows of the entity over the remaining amortization period, an impairment loss is calculated based on the excess of the carrying amount of the asset over the asset's fair value (see Note 13).


SELF-INSURANCE

     The Company is self-insured for professional liability and comprehensive general liability. Liabilities for asserted and unasserted claims are accrued based upon specific claims and incidents and the claims

                   HEALTHSOUTH CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)


1. SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)

history of the Company. The reserves for estimated liabilities for asserted and unasserted claims, which are not material in relation to the Company's consolidated financial position at December 31, 1999 and 2000, are included with accrued interest payable and other liabilities in the accompanying consolidated balance sheets.


RECLASSIFICATIONS


     Certain amounts in 1998 and 1999 financial statements have been reclassified to conform with the 2000 presentation. Such reclassifications had no effect on previously reported consolidated financial position and consolidated net income.


FOREIGN CURRENCY TRANSLATION


     The Company translates the assets and liabilities of its foreign subsidiaries stated in local functional currencies to U.S. dollars at the rates of exchange in effect at the end of the period. Revenues and expenses are translated using rates of exchange in effect during the period. Gains and losses from currency translation are included in stockholders' equity. Currency transaction gains or losses are recognized in current operations as operating unit expenses and have not been significant to the Company's operating results in any period.


2. MERGERS


     Effective July 22, 1998, a wholly-owned subsidiary of the Company merged with National Surgery Centers, Inc. ("NSC"), and in connection therewith the Company issued 20,426,261 shares of its common stock in exchange for all of NSC's outstanding common stock. Prior to the merger, NSC operated 40 outpatient surgery centers in 14 states. Costs and expenses of approximately $25,630,000, primarily legal, accounting and financial advisory fees, incurred by the Company in connection with the NSC merger have been recorded in operations during 1998 and reported as merger expenses in the accompanying consolidated statements of income.


     The merger of the Company with NSC was accounted for as a pooling of interests. There were no material transactions between the Company and NSC prior to the merger. The effects of conforming the accounting policies of the combined companies are not material.

                   HEALTHSOUTH CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)


3. CASH, CASH EQUIVALENTS AND OTHER MARKETABLE SECURITIES

     Cash, cash equivalents and other marketable securities consisted of the following:

                                                              DECEMBER 31,
                                                         -----------------------
                                                             1999          2000
                                                         -----------   ---------
                                                              (IN THOUSANDS)
         Cash ........................................    $117,912      $179,989
         Cash equivalents ............................      11,488           328
                                                          --------      --------
          Total cash and cash equivalents ............     129,400       180,317
         Certificates of deposit .....................       2,352            80
         Municipal put bonds .........................         130            10
         Collateralized mortgage obligations .........       1,000            --
                                                          --------      --------
          Total other marketable securities ..........       3,482            90
                                                          --------      --------
         Total cash, cash equivalents and other
          marketable securities (approximates
          market value) ..............................    $132,882      $180,407
                                                          ========      ========

     For purposes of the consolidated balance sheets and statements of cash flows, marketable securities with a maturity of ninety days or less when purchased are considered cash equivalents.


4. OTHER ASSETS

     Other assets consisted of the following:
                                                   DECEMBER 31,
                                               -------------------------
                                                   1999          2000
                                               -----------   -----------
                                                    (IN THOUSANDS)
         Notes receivable ..................    $  48,717     $  52,907
         Prepaid long-term lease ...........        7,084         6,555
         Investments accounted for on equity
          method ...........................       15,523        26,328
         Other investments .................       50,400        71,021
         Real estate investments ...........        2,820         2,686
         Trusteed funds ....................        8,255        11,185
         Deferred loss on leases ...........       21,263        19,686
         Other .............................        3,547         7,529
                                                ---------     ---------
                                                $ 157,609     $ 197,897
                                                =========     =========

     The Company has various investments, with ownership percentages ranging from 24% to 49%, which are accounted for using the equity method of accounting. The Company's equity in earnings of these investments was not material to the Company's consolidated results of operations for the years ended 1998, 1999 and 2000. At December 31, 2000, the investment balance on the Company's books was not materially different than the underlying equity in net assets of the unconsolidated entities.

     Other investments consist of investments in companies involved in operations similar to those of the Company. For those investments with a quoted market price, the Company's investment balance is based on the quoted market price. For all other investments in this category, it was not practicable to estimate the fair value because of the lack of a quoted market price and the inability to estimate the fair value without incurring excessive costs. The carrying amount at December 31, 2000 represents the original cost of the investments, which management believes is not impaired.

                   HEALTHSOUTH CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)


4. OTHER ASSETS - (CONTINUED)

     During 1998, the Company sold four inpatient rehabilitation hospital facilities. Because the Company is leasing back all of the properties, the resulting loss on sale of approximately $19,500,000 has been recorded on the accompanying consolidated balance sheet in other assets as deferred loss on leases and will be amortized into expense over the initial lease term of 15 years in accordance with SFAS 28. Aggregate annual lease payments for these properties total $6,000,000. During 1995, the Company sold another inpatient rehabilitation hospital property under terms similar to those described above. Aggregate annual lease payments for this property total $1,700,000. The resulting loss of approximately $4,000,000 is being amortized to expense over the initial lease term of 15 years.


5. PROPERTY, PLANT AND EQUIPMENT


     Property, plant and equipment consisted of the following:

                                                            DECEMBER 31,
                                                    ----------------------------
                                                         1999            2000
                                                    -------------   ------------
                                                           (IN THOUSANDS)

      Land ......................................    $  126,074      $  138,277
      Buildings .................................     1,233,809       1,312,375
      Leasehold improvements ....................       380,852         479,404
      Furniture, fixtures and equipment .........     1,553,159       1,821,403
      Construction-in-progress ..................        28,931          83,406
                                                     ----------      ----------
                                                      3,322,825       3,834,865
      Less accumulated depreciation and
       amortization .............................       819,858         963,102
                                                     ----------      ----------
                                                     $2,502,967      $2,871,763
                                                     ==========      ==========

6. INTANGIBLE ASSETS


     Intangible assets consisted of the following:

                                                            DECEMBER 31,
                                                  ------------------------------
                                                       1999             2000
                                                  --------------   -------------
                                                          (IN THOUSANDS)
     Organizational, partnership formation
      and start-up costs (see Note 1) .........    $   117,622      $    17,393
     Debt issue costs .........................         51,284           66,179
     Noncompete agreements ....................        122,545          124,932
     Cost in excess of net asset value of
      purchased facilities ....................      2,920,980        3,038,560
                                                   -----------      -----------
                                                     3,212,431        3,247,064
     Less accumulated amortization ............        383,924          400,403
                                                   -----------      -----------
                                                   $ 2,828,507      $ 2,846,661
                                                   ===========      ===========
<

                   HEALTHSOUTH CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED )

7. LONG-TERM DEBT

     Long-term debt consisted of the following:

                                                             DECEMBER 31,
                                                   -----------------------------
                                                        1999            2000
                                                   -------------   -------------
                                                          (IN THOUSANDS)
      Notes and bonds payable:
       Advances under a $1,750,000,000
          credit agreement with banks ..........    $1,625,000      $1,655,000
       9.5% Senior Subordinated Notes ..........       250,000              --
       3.25% Convertible Subordinated
          Debentures due 2003 ..................       567,750         567,750
       6.875% Senior Notes due 2005 ............       250,000         250,000
       7.0% Senior Notes due 2008 ..............       250,000         250,000
       10-3/4% Senior Subordinated Notes
          due 2008 .............................            --         350,000
       Notes payable to banks and various
         other notes payable, at interest rates
         from 5.5% to 14.9% ....................       117,421         104,031
       Hospital revenue bonds payable ..........        15,130          11,674
      Noncompete agreements payable with
       payments due at intervals ranging
       through December 2005 ...................        39,347          23,374
                                                    ----------      ----------
                                                     3,114,648       3,211,829
      Less amounts due within one year .........        37,818          43,225
                                                    ----------      ----------
                                                    $3,076,830      $3,168,604
                                                    ==========      ==========

     The fair value of the total long-term debt approximates book value at December 31, 2000 except for the 3.25% Convertible Subordinated Debentures due 2003, the 6.875% Senior Notes due 2005, the 7.0% Senior Notes due 2008 and the 10-3/4% Senior Subordinated Notes due 2008. The fair value of the 3.25% Convertible Subordinated Debentures due 2003 was approximately $503,765,000 at December 31, 2000. The fair value of the 6.875% Senior Notes due 2005 was approximately $252,025,000 at December 31, 2000. The fair value of the 7% Senior Notes due 2008 was approximately $225,125,000 at December 31, 2000. The fair value of the 10-3/4% Senior Subordinated Notes due 2008 was approximately $366,625,000 at December 31, 2000. The fair values of the Company's long-term debt are estimated using discounted cash flow analysis, based on the Company's current incremental borrowing rates for similar types of borrowing arrangements.

     The  Company  has  a  $1,750,000,000 revolving credit facility with Bank of
America, N.A. ("Bank of America") and other participating banks (the "1998 Credit Agreement"). The 1998 Credit Agreement replaced a previous $1,250,000,000 revolving credit agreement, also with Bank of America. Interest on the 1998 Credit Agreement is paid based on LIBOR plus a predetermined margin, a base rate, or competitively bid rates from the participating banks. The Company is required to pay a fee on the unused portion of the revolving credit facility ranging from 0.09% to 0.25%, depending on certain defined credit ratings. The principal amount is payable in full on June 22, 2003. The Company has provided a negative pledge on all assets under the 1998 Credit Agreement. At December 31, 2000, the effective interest rate associated with the 1998 Credit Agreement was approximately 7.18%.

     The Company also had a Short Term Credit Agreement with Bank of America and other participating banks (as amended, the "Short Term Credit Agreement"), providing for a $250,000,000 short term revolving credit facility. The terms of the Short Term Credit Agreement were substantially

                   HEALTHSOUTH CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)


7. LONG-TERM DEBT - (CONTINUED)

consistent with those of the 1998 Credit Agreement. Interest on the Short Term Credit Agreement was paid based on LIBOR plus a predetermined margin or a base rate. The Company was required to pay a fee on the unused portion of the credit facility ranging from 0.30% to 0.50%, depending on certain defined credit ratings. On October 31, 2000, the Company terminated the Short Term Credit Agreement and replaced it with a new $400,000,000 Credit Agreement (the "2000 Credit Agreement") with UBS AG and other participating banks. Interest on the 2000 Credit Agreement is paid based on LIBOR plus a predetermined margin or base rate. The Company is required to pay a fee on the unused portion of the credit facility ranging from 0.25% to 0.50%, depending on certain defined ratios. The principal amount is payable in full in eight quarterly installments ending on June 22, 2003. At December 31, 2000, the Company had no drawings outstanding under the 2000 Credit Agreement.


     On March 24, 1994, the Company issued $250,000,000 principal amount of 9.5% Senior Subordinated Notes due 2001 (the "9.5% Notes"). The Company redeemed the 9.5% Notes at par on October 30, 2000.


     On March 20, 1998, the Company issued $500,000,000 in 3.25% Convertible Subordinated Debentures due 2003 (the "3.25% Convertible Debentures") in a private placement. An additional $67,750,000 principal amount of the 3.25% Convertible Debentures was issued on March 31, 1998 to cover underwriters' overallotments. Interest is payable on April 1 and October 1. The 3.25% Convertible Debentures are convertible into common stock of the Company at the option of the holder at a conversion price of $36.625 per share. The conversion price is subject to adjustment upon the occurrence of (a) a subdivision, combination or reclassification of outstanding shares of common stock, (b) the payment of a stock dividend or stock distribution on any shares of the Company's capital stock, (c) the issuance of rights or warrants to all holders of common stock entitling them to purchase shares of common stock at less than the current market price, or (d) the payment of certain other distributions with respect to the Company's common stock. In addition, the Company may, from time to time, lower the conversion price for periods of not less than 20 days, in its discretion. The net proceeds from the issuance of the 3.25% Convertible Debentures were used by the Company to pay down indebtedness outstanding under its then-existing credit facilities.


     On June 22, 1998, the Company issued $250,000,000 in 6.875% Senior Notes due 2005 and $250,000,000 in 7.0% Senior Notes due 2008 (collectively, the "Senior Notes"). Interest is payable on June 15 and December 15. The Senior Notes are unsecured, unsubordinated obligations of the Company. The net proceeds from the issuance of the Senior Notes were used by the Company to pay down indebtedness outstanding under its then-existing credit facilities.


     On September 25, 2000, the Company issued $350,000,000 in 10-3/4% Senior Subordinated Notes due 2008 (the "10-3/4% Notes"). Interest is payable on April 1 and October 1. The 10-3/4% Notes are senior subordinated obligations of the Company and, as such, are subordinated to all existing and future senior indebtedness of the Company, and also are effectively subordinated to all existing and future liabilities of the Company's subsidiaries and partnerships. The net proceeds from the issuance of the 10-3/4% Notes were used by the Company to redeem the 9.5% Notes and to pay down indebtedness outstanding under its then-existing credit facilities. The 10-3/4% Notes mature on October 1, 2008.


     In October 2000, the Company entered into two six-month and one twelve-month interest rate swap arrangements with notional amounts of $240,000,000, $240,000,000 and $175,000,000 each. The swaps expire on various dates in April 2001 and November 2001. These arrangements have the effect of converting a portion of the Company's variable rate debt to a fixed rate. The arrangements did not have a material effect on the Company's operations.

                   HEALTHSOUTH CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)


7. LONG-TERM DEBT - (CONTINUED)

     Principal maturities of long-term debt are as follows:


          YEAR ENDING DECEMBER 31,              (IN THOUSANDS)
          ------------------------------       ---------------

            2001 ............................     $   43,225
            2002 ............................         19,569
            2003 ............................      2,236,623
            2004 ............................         11,721
            2005 ............................        260,641
            After 2006 ......................        640,050
                                                  ----------
                                                  $3,211,829
                                                  ==========


8. STOCK OPTIONS


     The Company has various stockholder-approved stock option plans which provide for the grant of options to directors, officers and other key employees to purchase common stock at 100% of the fair market value as of the date of grant. The Compensation Committee of the Board of Directors administers the stock option plans. Options may be granted as incentive stock options or as non-qualified stock options. Incentive stock options vest 25% annually, commencing upon completion of one year of employment subsequent to the date of grant. Certain of the non-qualified stock options are not subject to any vesting provisions, while others vest on the same schedule as the incentive stock options. The options expire ten years from the date of grant.


     In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). SFAS 123 is effective for fiscal years beginning after December 15, 1995 and allows for the option of continuing to account for stock-based compensation under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"), and related interpretations, or selecting the fair value method of expense recognition as described in SFAS 123. The Company has elected to follow APB 25 in accounting for its employee stock options. The Company follows SFAS 123 in accounting for its non-employee stock options. The total compensation expense associated with non-employee stock options granted in 1998, 1999 and 2000 was not material.


     Pro forma information regarding net income and earnings per share is required by SFAS 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method of SFAS 123. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for 1998, 1999 and 2000, respectively: risk-free interest rates of 6.10%, 6.21% and 5.11%; dividend yield of 0%; volatility factors of the expected market price of the Company's common stock of .76, .77 and .71; and a weighted-average expected life of the options of 5.5 years, 5.0 years and 5.2 years.

     The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

                   HEALTHSOUTH CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)


8. STOCK OPTIONS - (CONTINUED)

     For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma information follows:

                                              YEAR ENDED DECEMBER 31,
                                       ----------------------------------------
                                           1998         1999          2000
                                       ------------ ------------ --------------
                                       (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

        Pro forma net income .........   $ 31,009     $ 47,149     $  266,684
        Pro forma earnings per share:
          Basic ......................       0.07         0.12           0.69
          Diluted ....................       0.07         0.12           0.69

     A summary of the Company's stock option activity and related information for the years ended December 31 follows:

                                                         1998                       1999                      2000
                                               ------------------------   ------------------------   -----------------------
                                                              WEIGHTED                   WEIGHTED                   WEIGHTED
                                                               AVERAGE                    AVERAGE                   AVERAGE
                                                 OPTIONS      EXERCISE      OPTIONS      EXERCISE      OPTIONS      EXERCISE
                                                  (000)         PRICE        (000)         PRICE        (000)        PRICE
                                               -----------   ----------   -----------   ----------   -----------   ---------
Options outstanding January 1 ..............      34,771        $ 12         34,437        $ 12         36,028        $ 11
 Granted ...................................       6,020          12          6,589          11          3,615           5
 Exercised .................................      (5,035)         12           (772)          5         (1,957)          8
 Canceled ..................................      (1,319)         21         (4,226)         20         (1,704)         15
                                                  ------        ----         ------        ----         ------        ----
Options outstanding at December 31 .........      34,437        $ 12         36,028        $ 11         35,982        $ 10
Options exercisable at December 31 .........      29,156        $ 11         31,689        $ 11         31,429        $ 10
Weighted average fair value of options
 granted during the year ...................    $   7.50                   $   7.14                   $   3.07

     The following table summarizes information about stock options outstanding at December 31, 2000:

                                        OPTIONS OUTSTANDING                    OPTIONS EXERCISABLE
                            -------------------------------------------   -----------------------------
                                                 WEIGHTED     WEIGHTED                        WEIGHTED
                                                 AVERAGE       AVERAGE                        AVERAGE
                              DECEMBER 31,      REMAINING     EXERCISE      DECEMBER 31,      EXERCISE
                                  2000             LIFE         PRICE           2000           PRICE
                            ----------------   -----------   ----------   ---------------   -----------
                             (IN THOUSANDS)      (YEARS)                   (IN THOUSANDS)
Under $10.00.............        22,926             4.73      $   6.14        19,807         $   6.10
$10.00 - $23.63..........        12,871             6.47         16.79        11,448            17.40
$23.63 and above.........           185             7.00         27.28           174            27.24

9. ACQUISITIONS

     The Company evaluates each of its acquisitions independently to determine the appropriate amortization period for the cost in excess of net asset value of purchased facilities. Each evaluation includes an analysis of historic and projected financial performance, evaluation of the estimated useful lives of buildings and fixed assets acquired, the indefinite lives of certificates of need and licenses acquired, the competition within local markets, lease terms where applicable, and the legal term of partnerships where applicable.

1998 ACQUISITIONS

     Effective July 1, 1998, the Company acquired Columbia/HCA Healthcare Corporation's interests in 33 ambulatory surgery centers (subject to certain outstanding consents and approvals with respect to three of the centers, as to which the parties entered into management agreements) in a transaction

                   HEALTHSOUTH CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

9. ACQUISITIONS - (CONTINUED)

accounted for as a purchase. Effective July 31, 1998, the Company entered into certain other arrangements to acquire substantially all of the economic benefit of Columbia/HCA's interests in one additional ambulatory surgery center, which interests the Company later acquired outright. The purchase price was approximately $550,402,000 in cash.

     At various dates and in separate transactions throughout 1998, the Company acquired 112 outpatient rehabilitation facilities, four outpatient surgery centers,  one  inpatient  rehabilitation  hospital  and  27  diagnostic  imaging centers. The acquired operations are located throughout the United States. The total purchase price of the acquired operations was approximately $216,305,000. The form of consideration constituting the total purchase price was approximately $179,038,000 in cash, $17,870,000 in notes payable and the issuance of approximately 699,000 shares of the Company's common stock valued at $19,397,000.

     In connection with these transactions, the Company entered into noncompete agreements with former owners totaling $25,926,000. In general, these noncompete agreements are payable in monthly or quarterly installments over periods ranging from five to ten years.

     The fair value of the total net assets relating to the 1998 acquisitions described above was approximately $15,570,000. The total cost of the 1998 acquisitions exceeded the fair value of the net assets acquired by approximately $751,137,000. Based on the evaluation of each acquisition utilizing the criteria described above, the Company determined that the costs in excess of net asset value of purchased facilities relating to the 1998 acquisitions should be amortized over periods ranging from 25 to 40 years on a straight-line basis. No other identifiable intangible assets were recorded in the acquisitions described above.

     The Company sold its physical therapy staffing business, which had been acquired by the Company as part of a larger strategic acquisition in 1994. The loss on the sale of the physical therapy staffing business was $31,232,000 and was recorded by the Company in the fourth quarter of 1998.

1999 ACQUISITIONS


     Effective June 29, 1999, the Company acquired from Mariner Post-Acute Network, Inc. ("Mariner") substantially all of the assets of Mariner's American Rehability Services division in a transaction accounted for as a purchase. At the time of the acquisition, Mariner operated approximately 160 outpatient rehabilitation centers in 18 states. The purchase price was approximately $54,521,000 in cash.

     At various dates and in separate transactions throughout 1999, the Company acquired ten outpatient rehabilitation facilities, eight outpatient surgery centers,  two  inpatient  rehabilitation  hospitals  and four diagnostic imaging centers. The acquired operations are located throughout the United States. The total purchase price of the acquired operations was approximately $49,844,000. The form of consideration constituting the total purchase price was approximately $49,684,000 in cash and $160,000 in notes payable.

     In connection with these transactions, the Company entered into noncompete agreements with former owners totaling $2,996,000. In general, these noncompete agreements are payable in monthly or quarterly installments over periods ranging from five to ten years.

     The fair value of the total net assets relating to the 1999 acquisitions described above was approximately $23,245,000. The total cost of the 1999 acquisitions exceeded the fair value of the net assets acquired by approximately $81,120,000. Based on the evaluation of each acquisition utilizing the criteria described above, the Company determined that the cost in excess of net asset value of purchased facilities relating to the 1999 acquisitions should be amortized over periods ranging from 20 to 40 years on a straight-line basis. No other identifiable intangible assets were recorded in the acquisitions described above.

                   HEALTHSOUTH CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)


9. ACQUISITIONS - (CONTINUED)

2000 ACQUISITIONS


     At various dates and in separate transactions throughout 2000, the Company acquired thirteen outpatient rehabilitation facilities, three outpatient surgery centers, three inpatient rehabilitation hospitals and thirteen diagnostic imaging centers. The acquired operations are located throughout the United States. The total purchase price of the acquired operations was approximately $75,365,000. The form of consideration constituting the total purchase price was approximately $74,137,000 in cash and $1,228,000 in notes payable.


     In connection with these transactions, the Company entered into noncompete agreements with former owners totaling $5,520,000. In general, these noncompete agreements are payable in monthly or quarterly installments over periods ranging from five to ten years.


     The fair value of the total net assets relating to the 2000 acquisitions described above was approximately $8,174,000. The total cost of the 2000 acquisitions exceeded the fair value of the net assets acquired by approximately $67,191,000. Based on the evaluation of each acquisition utilizing the criteria described above, the Company determined that the cost in excess of net asset value of purchased facilities relating to the 2000 acquisitions should be amortized over periods ranging from 20 to 40 years on a straight-line basis. No other identifiable intangible assets were recorded in the acquisitions described above. At December 31, 2000, the purchase price allocation associated with the 2000 acquisitions is preliminary in nature. During 2001 the Company will make adjustments, if necessary, to the purchase price allocation based on revisions to the fair value of the assets acquired.


     All of the acquisitions described above were accounted for as purchases and, accordingly, the results of operations of the acquired businesses (not material individually or in the aggregate) are included in the accompanying consolidated financial statements from their respective dates of acquisition.


10. INCOME TAXES


     HEALTHSOUTH and its subsidiaries file a consolidated federal income tax return. The partnerships and LLCs file separate income tax returns. HEALTHSOUTH's allocable portion of each partnership's income or loss is included in the taxable income of the Company. The remaining income or loss of each partnership and LLC is allocated to the other partners.

                   HEALTHSOUTH CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)


10. INCOME TAXES - (CONTINUED)

     The Company utilizes the liability method of accounting for income taxes, as required by Financial Accounting Standards Board Statement No. 109, "Accounting for Income Taxes". Deferred income taxes reflect the net effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities as of December 31, 1999 are as follows:

                                                  CURRENT       NONCURRENT        TOTAL
                                              --------------   ------------   ------------
                                                             (IN THOUSANDS)
Deferred tax assets:
 Net operating loss .......................     $       --      $   2,811      $    2,811
 Impairment and restructuring charges......             --        126,008         126,008
                                                ----------      ---------      ----------
Total deferred tax assets .................             --        128,819         128,819
Deferred tax liabilities: .................
 Depreciation and amortization ............             --        (46,017)        (46,017)
 Bad debts ................................        (91,830)            --         (91,830)
 Capitalized costs ........................             --        (35,252)        (35,252)
 Accruals .................................         (7,584)            --          (7,584)
 Other ....................................         (8,754)            --          (8,754)
                                                ----------      ---------      ----------
Total deferred tax liabilities ............       (108,168)       (81,269)       (189,437)
                                                ----------      ---------      ----------
Net deferred tax (liabilities) assets .....     $ (108,168)     $  47,550      $  (60,618)
                                                ==========      =========      ==========

     Significant   components   of   the   Company's  deferred  tax  assets  and
liabilities as of December 31, 2000 are as follows:

                                                CURRENT        NONCURRENT          TOTAL
                                             ------------   ---------------   ---------------
                                                              (IN THOUSANDS)
Deferred tax assets:
 Net operating loss ......................    $      --       $     5,864       $     5,864
 Accruals ................................        9,063                --             9,063
 Impairment and restructuring charges.....           --            41,932            41,932
 Other ...................................           --             5,045             5,045
                                              ---------       -----------       -----------
Total deferred tax assets ................        9,063            52,841            61,904
Deferred tax liabilities:
 Depreciation and amortization ...........           --          (123,901)         (123,901)
 Bad debts ...............................      (13,290)               --           (13,290)
 Capitalized costs .......................           --           (81,779)          (81,779)
 Unrealized gain on available for sale
   securities ............................           --            (7,526)           (7,526)
                                              ---------       -----------       -----------
Total deferred tax liabilities ...........      (13,290)         (213,206)         (226,496)
                                              ---------       -----------       -----------
Net deferred tax liabilities .............    $  (4,227)      $  (160,365)      $  (164,592)
                                              =========       ===========       ===========

     At December 31, 2000, the Company has net operating loss carryforwards of approximately $15,275,000 for income tax purposes expiring through the year 2020. Those carryforwards resulted from the Company's acquisitions of Rebound, Inc., Horizon/CMS Healthcare Corporation, ASC Network Corporation, The Company Doctor and National Imaging Affiliates.

                   HEALTHSOUTH CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)
10. INCOME TAXES - (CONTINUED)

     The provision for income taxes was as follows:

                                   YEAR ENDED DECEMBER 31,
                     -------------------------------------------------
                         1998               1999               2000
                     ------------        ----------        -----------
                                       (IN THOUSANDS)

Currently payable:
 Federal .........    $ 162,433           $ 61,156          $  74,243
 State ...........       24,324             11,623             11,117
                      ---------           --------          ---------
                        186,757             72,779             85,360
Deferred expense:
 Federal .........      (37,756)            (4,916)            83,886
 State ...........       (5,654)              (934)            12,562
                      ---------           --------          ---------
                        (43,410)            (5,850)            96,448
                      ---------           --------          ---------
                      $ 143,347           $ 66,929          $ 181,808
                      =========           ========          =========



     The difference between the provision for income taxes and the amount computed by applying the statutory federal income tax rate to income before taxes was as follows:


                                                       YEAR ENDED DECEMBER 31,
                                             -------------------------------------------
                                                  1998           1999           2000
                                             -------------   ------------   ------------
                                                           (IN THOUSANDS)
Federal taxes at statutory rates .........     $  93,581      $  80,470      $ 195,774
Add (deduct):
 State income taxes, net of federal tax
   benefit ...............................        12,136          6,948         15,391
 Minority interests ......................       (27,114)       (30,264)       (34,678)
 Nondeductible goodwill ..................         7,630          9,304          2,452
 Disposal/impairment charges .............        57,873          6,128             --
 Other ...................................          (759)        (5,657)         2,869
                                               ---------      ---------      ---------
                                               $ 143,347      $  66,929      $ 181,808
                                               =========      =========      =========

11. COMMITMENTS AND CONTINGENCIES

     The Company is a party to legal proceedings incidental to its business. In the opinion of management, any ultimate liability with respect to these actions will not materially affect the consolidated financial position or results of operations of the Company.

     Beginning December 1, 1993, the Company became self-insured for professional liability and comprehensive general liability. The Company purchased coverage for all claims incurred prior to December 1, 1993. In addition, the Company purchased underlying insurance which would cover all claims once established limits have been exceeded. It is the opinion of management that at December 31, 2000 the Company has adequate reserves to cover losses on asserted and unasserted claims. In the fourth quarter of 2000, the Company formed an offshore captive insurance subsidiary to which it expects to transition the administration of its self-insurance programs.

     In connection with the Horizon/CMS acquisition in 1997, the Company assumed Horizon/CMS's open professional and general liability claims. The
Company has entered into an agreement with an insurance carrier to assume responsibility for the majority of open claims. Under this agreement, a "risk transfer" was conducted which converted Horizon/CMS's self-insured claims to insured liabilities consistent with the terms of the underlying insurance policy.

                   HEALTHSOUTH CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)


11. COMMITMENTS AND CONTINGENCIES - (CONTINUED)

     Horizon/CMS is currently a party, or is subject, to certain litigation matters and disputes. The Company itself is, in general, not a party to such litigation. These matters include actions or investigations initiated by the Securities and Exchange Commission, New York Stock Exchange, various federal and state regulatory agencies, stockholders of Horizon/CMS and other parties. Both Horizon/CMS and the Company are working to resolve these matters and cooperating fully with the various regulatory agencies involved. As of December 31, 2000, it was not possible for the Company to predict the ultimate outcome or effect of these matters. In management's opinion, the ultimate resolution of these matters will not have a material effect on the Company's consolidated financial position or results of operations.

     The Company was served with certain lawsuits filed beginning September 30, 1998, purporting to be class actions under the federal and Alabama securities laws. These lawsuits were filed following a decline in the Company's stock price at the end of the third quarter of 1998. Seven such suits were filed in the United States District Court for the Northern District of Alabama. In January 1999, those suits were ordered consolidated under the case style In re HEALTHSOUTH Corporation Securities Litigation, Master File No. CV98-O-2634-S. On April 12, 1999, the plaintiffs filed a consolidated amended complaint against the Company and certain of its officers and directors alleging that, during the period April 24, 1997 through September 30, 1998, the defendants misrepresented or failed to disclose certain material facts concerning the Company's business and financial condition and the impact of the Balanced Budget Act of 1997 on our operations in order to artificially inflate the price of the Company's common stock and issued or sold shares of such stock during the purported class period, all allegedly in violation of Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 thereunder. Certain of the named plaintiffs in the consolidated amended complaint also purport to represent separate subclasses consisting of former stockholders of Horizon/CMS Healthcare Corporation and National Surgery Centers, Inc. who received shares of the Company's Common Stock in connection with such acquisitions and who assert additional claims under Section 11 of the Securities Act of 1933 with respect to the registration of securities issued in those acquisitions.

     Additionally, another suit has been filed in the Circuit Court of Jefferson County, Alabama, purportedly as a derivative action on behalf of the Company. This suit largely replicates the allegations of the federal actions described in the preceding paragraph and alleges that the current directors of the Company, certain former directors and certain officers of the Company breached their fiduciary duties to the Company and engaged in other allegedly tortious conduct. The plaintiff in that case has forborne pursuing its claim thus far pending further progress in the federal actions, and the Company has not yet been required to file a responsive pleading in the case. Another non-derivative state court action was voluntarily dismissed by the plaintiff, without prejudice.

     The Company filed its motion to dismiss the consolidated amended complaint in the federal action in late June 1999. The court denied that motion to dismiss in December 2000. The Company believes that all claims asserted in the above suits are without merit, and expects to vigorously defend against such claims. Because such suits remain at an early stage, the Company cannot predict the outcome of any such suits or the magnitude of any potential loss if the Company's defense is unsuccessful.

     At December 31, 2000, committed capital expenditures for the next twelve months are $41,281,000.

     Operating leases generally consist of short-term lease agreements for buildings where facilities are located. These leases generally have 5-year terms, with one or more renewal options, with terms to be negotiated at the time of renewal. Total rental expense for all operating leases was $238,937,000, $233,895,000 and $248,782,000 for the years ended December 31,
1998, 1999 and 2000, respectively.

     The Company has entered into two tax retention operating leases for certain of its facilities. The Company is required to renegotiate the leases or purchase, or obtain a purchaser, for the facilities at its termination in 2003. The minimum sales price guarantee is approximately $119,190,000.

                   HEALTHSOUTH CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)


11. COMMITMENTS AND CONTINGENCIES - (CONTINUED)

     The following is a schedule of future minimum lease payments under all operating leases having initial or remaining non-cancelable lease terms in excess of one year:

         YEAR ENDING DECEMBER 31,                       (IN THOUSANDS)
         ------------------------                       --------------
         2001 .....................................     $   236,811
         2002 .....................................         200,890
         2003 .....................................         158,221
         2004 .....................................         123,035
         2005 .....................................          90,372
         After 2006 ...............................         409,091
                                                        -----------
         Total minimum payments required ..........     $ 1,218,420
                                                        ===========


12. EMPLOYEE BENEFIT PLANS

     The Company has a 401(k) savings plan which matches 15% of the first 4% of earnings that an employee contributes. All contributions are in the form of cash. All employees who have completed one year of service with a minimum of 1,000 hours worked are eligible to participate in the plan. Company contributions are gradually vested over a seven-year service period. Contributions to the plan by the Company were approximately $4,121,000, $4,608,000 and $4,712,000 in 1998, 1999 and 2000, respectively.

     In 1991, the Company established an Employee Stock Ownership Plan ("ESOP") for the purpose of providing substantially all employees of the Company the opportunity to save for their retirement and acquire a proprietary interest in the Company. The ESOP currently owns approximately 3,320,000 shares of the Company's common stock, which were purchased with funds borrowed from the Company, $10,000,000 in 1991 (the "1991 ESOP Loan") and $10,000,000 in 1992
(the "1992 ESOP Loan"). At December 31, 2000, the combined ESOP Loans had a balance of $5,415,000. The 1991 ESOP Loan, which bears an interest rate of 10%, is payable in annual installments covering interest and principal over a ten-year period beginning in 1992. The 1992 ESOP Loan, which bears an interest rate of 8.5%, is payable in annual installments covering interest and principal over a ten-year period beginning in 1993. Company contributions to the ESOP began in 1992 and shall at least equal the amount required to make all ESOP loan amortization payments for each plan year. The Company recognizes compensation expense based on the shares allocated method. Compensation expense related to the ESOP recognized by the Company was $3,195,000, $3,197,000 and $3,176,000 in 1998, 1999 and 2000, respectively. Interest incurred on the ESOP Loans was approximately $927,000, $715,000 and $483,000 in 1998, 1999 and 2000,
respectively. Approximately 2,451,000 shares owned by the ESOP have been allocated to participants at December 31, 2000.

     During 1993, the American Institute of Certified Public Accountants issued Statement of Position 93-6, "Employers Accounting for Employee Stock Ownership Plans" ("SOP 93-6"). Among other provisions, SOP 93-6 requires that compensation expense relating to employee stock ownership plans be measured based on the fair market value of the shares when allocated to the employees. The provisions of SOP 93-6 apply only to leveraged ESOPs formed after December 31, 1992, or shares newly acquired by an existing leveraged ESOP after December 31, 1992. Because all shares owned by the Company's ESOP were acquired prior to December 31, 1992, the Company's accounting policies for the shares currently owned by the ESOP are not affected by SOP 93-6.


13. IMPAIRMENT AND RESTRUCTURING CHARGES

     During the third quarter of 1998, the Company recorded impairment and restructuring charges of approximately $72,000,000 related to the Company's decision to dispose of or otherwise discontinue substantially all of its home health operations. The decision was prompted in large part by the negative impact of the 1997 Balanced Budget Act, which placed reimbursement limits on home health businesses.

                   HEALTHSOUTH CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)


13. IMPAIRMENT AND RESTRUCTURING CHARGES - (CONTINUED)

The limits were announced in March 1998, and the Company began to see the adverse affect on home health margins. Based on this unfavorable trend, management prepared a plan to exit the home health operations described above. The plan was approved by the Board of Directors on September 16, 1998. Revenues and losses before income taxes and minority interests for the home health operations were $71,163,000 and $(4,261,000), respectively. The home health operations have been included in the inpatient and other clinical services segment. The home health operations covered by the plan included approximately 35 locations, all of which were closed by December 31, 1998.

     The  $72,000,000 third quarter charge consists of the following components:

(i) A $62,748,000 impairment charge was recorded to reduce the carrying amount of selected long-lived assets to estimated fair value. All of the assets written down, including fixed assets of $8,363,000 and intangible assets of $54,385,000, were associated with the discontinued home health operations and are detailed further in the table below.

(ii) A $4,908,000 charge was recorded to write down other assets, primarily inventories and prepaid expenses, which were negatively impacted by the Company's decision to discontinue the home health operations.

(iii)   The  remaining  components  of the charge  included  $2,618,000 in lease
        abandonment   costs  and   $1,435,000   in  other   incremental   costs,
        representing primarily legal and asset disposal costs.

     The Company has developed a strategic plan to provide integrated services in major markets throughout the United States. In the fourth quarter of 1998, the Company recorded a restructuring charge of approximately $404,000,000 as a result of its decision to close certain facilities that did not fit with the Company's strategic vision, underperforming facilities and facilities not located in target markets. The Company's Board of Directors approved the restructuring plan on December 10, 1998. A total of 167 facilities were included in the plan, including 110 outpatient rehabilitation facilities, 7 inpatient rehabilitation hospitals, 29 outpatient surgery centers, and 21 diagnostic centers. Some of these facilities had multiple business units associated with the operation. The identified facilities contributed $140,087,000 to the Company's revenue and $(9,907,000) to the Company's income before income taxes and minority interests during 1998. At March 21, 2001, approximately 97% of the locations identified in the fourth quarter restructuring plan had been closed.


     The   $404,000,000   fourth   quarter  charge  consists  of  the  following
components:

(i) A $304,624,000 impairment charge was recorded to reduce the carrying amount of selected long-lived assets to estimated fair value. All of the assets written down, including fixed assets of $137,880,000 and intangible assets of $166,744,000, were associated with the facilities identified in the fourth quarter restructuring plan. These assets are detailed further in the table below.

(ii) A $19,857,000 charge was recorded to write down other assets, primarily inventories and prepaid expenses, which were negatively impacted by the Company's decision to close the affected facilities.

(iii) Approximately $6,027,000 of the charge related to involuntary severance packages paid or payable to approximately 7,900 employees. These employees worked primarily in the Company's discontinued home health operations described above. The terminations were communicated to the affected employees during the fourth quarter. Approximately 7,880 of the affected employees had left the Company as of December 31, 1998. The remaining employees left the Company during the first half of 1999.

(iv) Approximately $49,476,000 of the charge related to lease abandonment costs primarily for office and clinical space that was or was to be vacated as a result of the restructuring plan.

                   HEALTHSOUTH CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)


13. IMPAIRMENT AND RESTRUCTURING CHARGES - (CONTINUED)

(v) The Company recognized $24,089,000 in estimated other incremental costs, generally representing costs that are a direct result of the restructuring plan and have no future economic benefit. These costs include primarily (a) $7,818,000 in legal costs associated with closing the facilities, (b) $7,275,000 in disposal costs, including costs associated with de-installation of signage and equipment, moving costs, refurbishing costs and exit cleaning costs, (c) $2,777,000 in ongoing security costs at abandoned or closed facilities, (d) $4,591,000 storage rental costs and (e) $1,628,000 in utility costs incurred at abandoned or closed facilities.

     The restructuring activities (shown below in tabular form) primarily relate to asset write-downs, lease abandonments and the elimination of job responsibilities resulting in costs incurred to sever employees. Details of the impairment and restructuring charges, separated by the amounts recorded in the third and fourth quarter of 1998, respectively, are as follows:


                                                     ACTIVITY
                                              -----------------------
                                                           NON-CASH     BALANCE
                               RESTRUCTURING     CASH       IMPAIR-       AT
         DESCRIPTION               CHARGE      PAYMENTS      MENTS     12/31/98
----------------------------- --------------- ---------- ------------ ----------
                                                (IN THOUSANDS)
Third Quarter 1998 Charge:
 Property, plant and
  equipment:
  Leasehold improvements.....    $     820     $     --   $     820    $     --
  Furniture, fixtures and
   equipment ................        7,543           --       7,543          --
                                 ---------     --------   ---------    --------
                                     8,363           --       8,363          --
 Intangible assets:
  Goodwill ..................       53,485           --      53,485          --
  Noncompete agreements......          678           --         678          --
  Other intangible assets ...          222           --         222          --
                                 ---------     --------   ---------    --------
                                    54,385           --      54,385          --
 Lease abandonment costs ....        2,618        2,618          --          --
 Other assets ...............        4,908           --       4,908          --
 Other incremental costs ....        1,435        1,020          --         415
                                 ---------     --------   ---------    --------

Total Third Quarter 1998
 Charge .....................    $  71,709     $  3,638   $  67,656    $    415
                                 =========     ========   =========    ========
Fourth Quarter 1998 Charge:
 Property, plant and
  equipment:
  Land and buildings ........    $  38,741     $     --   $  38,741    $     --
  Leasehold improvements.....       27,187           --      27,187          --
  Furniture, fixtures and
   equipment ................       71,952           --      71,952          --
                                 ---------     --------   ---------    --------
                                   137,880           --     137,880          --
 Intangible assets:
  Goodwill ..................      154,840           --     154,840          --
  Noncompete agreements......       10,632           --      10,632          --
  Other intangible assets ...        1,272           --       1,272          --
                                 ---------     --------   ---------    --------
                                   166,744           --     166,744          --
 Lease abandonment costs ....       49,476           --          --      49,476
 Other assets ...............       19,857           --      19,857          --
 Severance packages .........        6,027        4,753          --       1,274
 Other incremental costs ....       24,089        8,100          --      15,989
                                 ---------     --------   ---------    --------

Total Fourth Quarter 1998
 Charge .....................    $ 404,073     $ 12,853   $ 324,481    $ 66,739
                                 =========     ========   =========    ========

                                    ACTIVITY                    ACTIVITY
                              ---------------------            ----------
                                          NON-CASH    BALANCE              NON-CASH    BALANCE
                                 CASH      IMPAIR-      AT        CASH      IMPAIR-       AT
         DESCRIPTION           PAYMENTS     MENTS    12/31/99   PAYMENTS     MENTS     12/31/00
----------------------------- ---------- ---------- ---------- ---------- ---------- -----------
                                                        (IN THOUSANDS)
Third Quarter 1998 Charge:
 Property, plant and
  equipment:
  Leasehold improvements.....  $     --     $ --     $     --   $     --     $ --     $     --
  Furniture, fixtures and
   equipment ................        --       --           --         --       --           --
                               --------     ----     --------   --------     ----     --------
                                     --       --           --         --       --           --
 Intangible assets:
  Goodwill ..................        --       --           --         --       --           --
  Noncompete agreements......        --       --           --         --       --           --
  Other intangible assets ...        --       --           --         --       --           --
                               --------     ----     --------   --------     ----     --------
                                     --       --           --         --       --           --
 Lease abandonment costs ....        --       --           --         --       --           --
 Other assets ...............        --       --           --         --       --           --
 Other incremental costs ....       415       --           --         --       --           --
                               --------     ----     --------   --------     ----     --------

Total Third Quarter 1998
 Charge .....................  $    415     $ --     $     --   $     --     $ --     $     --
                               ========     ====     ========   ========     ====     ========
Fourth Quarter 1998 Charge:
 Property, plant and
  equipment:
  Land and buildings ........  $     --     $ --     $     --   $     --     $ --     $     --
  Leasehold improvements.....        --       --           --         --       --           --
  Furniture, fixtures and
   equipment ................        --       --           --         --       --           --
                               --------     ----     --------   --------     ----     --------
                                     --       --           --         --       --           --
 Intangible assets:
  Goodwill ..................        --       --           --         --       --           --
  Noncompete agreements......        --       --           --         --       --           --
  Other intangible assets ...        --       --           --         --       --           --
                               --------     ----     --------   --------     ----     --------
                                     --       --           --         --       --           --
 Lease abandonment costs ....    17,110       --       32,366     11,253       --       21,113
 Other assets ...............        --       --           --         --       --           --
 Severance packages .........     1,274       --           --         --       --           --
 Other incremental costs ....     8,978       --        7,011      7,011       --           --
                               --------     ----     --------   --------     ----     --------

Total Fourth Quarter 1998
 Charge .....................  $ 27,362     $ --     $ 39,377   $ 18,264     $ --     $ 21,113
                               ========     ====     ========   ========     ====     ========

     The remaining balances at December 31, 1999 and 2000, are included in accrued interest payable and other liabilities in the accompanying consolidated balance sheets.

     In addition to the third and fourth quarter charges described above, the Company recorded an impairment charge of approximately $8,000,000 in the fourth quarter of 1998 related to a rehabilitation hospital it had closed. The write-down was based on a recently obtained independent appraisal, which

                   HEALTHSOUTH CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)


13. IMPAIRMENT AND RESTRUCTURING CHARGES - (CONTINUED)

reflected a decline in valuation since the original closure. The hospital was closed in 1995 as a result of duplicative services in a single market. At that time, the hospital was written down to its then-estimated fair value and classified as assets held for sale.


     The Company abandoned certain equipment and sold certain properties and equipment during 2000, associated with the 1998 closed facilities. The fair value of assets remaining to be sold is approximately $24,559,000 compared to $27,273,000 as of December 31, 1999. The Company expects to have all properties sold by the end of 2001. The effect of suspending depreciation is immaterial. For assets that will not be abandoned, the fair values were based on independent appraisals or estimates of recoverability for similar closings.


     Goodwill and other related intangible assets included in the third and fourth quarter 1998 charges were allocated to the impaired assets based on the relative fair values of those assets at their respective acquisition dates.


     Lease abandonment costs were based on the lease terms remaining, which range from one to fifteen years, net of any anticipated sublease income, where applicable.


     During the fourth quarter of 1999, in accordance with FASB Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, the Company recorded an asset impairment charge of $121,037,000. Management evaluated the financial performance of each of its facilities to determine if there are trends which would indicate that a facility's ability to recover its investment in its long-lived assets had been impaired. Based on this evaluation, the Company determined that property, plant and equipment with a carrying value of $38,050,000 and intangibles with a carrying value of $95,091,000 were impaired and wrote them down by $25,807,000 and $95,091,000 respectively, to their fair market value. In addition, the Company plans to sell certain property, plant and equipment with a carrying amount of $2,339,000 in 2001 and has estimated the sales value, net of related costs to sell, at $2,200,000. Accordingly, the Company recorded an impairment loss of $139,000 on these assets, which is included in the 1999 impairment and restructuring charge. See Note 14 for the impact of impairment losses on operating segments.


14. OPERATING SEGMENTS


     The accounting policies of the segments are the same as those for the Company described in Note 1, Significant Accounting Policies. Intrasegment revenues are not significant. The Company's Chief Operating Decision Maker evaluates the performance of its segments and allocates resources to them based on income before minority interests and income taxes and earnings before interest, income taxes, depreciation and amortization ("EBITDA"). In addition, certain revenue producing functions are managed directly from the Corporate office and are not included in operating results for management reporting. Unallocated assets represent those assets under the direct management of Corporate office personnel.

                   HEALTHSOUTH CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)


14. OPERATING SEGMENTS - (CONTINUED)

     Operating results and other financial data are presented for the principal operating segments as follows:

                                                                         YEAR ENDED DECEMBER 31,
                                                              ---------------------------------------------
                                                                   1998            1999            2000
                                                              -------------   -------------   -------------
                                                                             (IN THOUSANDS)
Revenues:
 Inpatient and other clinical services ....................    $2,178,060      $2,021,546      $1,988,506
 Outpatient services - East ...............................       870,994         989,451       1,062,842
 Outpatient services - West ...............................       940,468       1,039,072       1,125,885
                                                               ----------      ----------      ----------
                                                                3,989,522       4,050,069       4,177,233
 Unallocated corporate office .............................        16,552          22,038          17,882
                                                               ----------      ----------      ----------
Consolidated revenues .....................................    $4,006,074      $4,072,107      $4,195,115
                                                               ==========      ==========      ==========
Income before income taxes and minority interests
 (excluding consolidated merger and acquisition related
 expenses, loss on sale of assets and impairment and
 restructuring charge):
 Inpatient and other clinical services ....................    $  540,726      $  516,233      $  422,808
 Outpatient services - East ...............................       273,268         243,531         261,251
 Outpatient services - West ...............................       230,875         193,612         232,811
                                                               ----------      ----------      ----------
                                                                1,044,869         953,376         916,870
 Unallocated corporate office .............................      (208,456)       (322,447)       (357,516)
                                                               ----------      ----------      ----------
Consolidated income before income taxes and minority
 interests ................................................    $  836,413      $  630,929      $  559,354
Consolidated merger and acquisition related expenses, loss
 on sale of assets and impairment and restructuring charge.      (569,040)       (401,014)             --
                                                               ----------      ----------      ----------
Consolidated income before income taxes and minority
 interests ................................................    $  267,373      $  229,915      $  559,354
                                                               ==========      ==========      ==========
Depreciation and amortization:
 Inpatient and other clinical services ....................    $  124,712      $  143,340      $  114,926
 Outpatient services - East ...............................        67,225          78,028          99,031
 Outpatient services - West ...............................        73,313          78,607          86,398
                                                               ----------      ----------      ----------
                                                                  265,250         299,975         300,355
 Unallocated corporate office .............................        79,341          74,273          60,492
                                                               ----------      ----------      ----------
Consolidated depreciation and amortization ................    $  344,591      $  374,248      $  360,847
                                                               ==========      ==========      ==========
Interest expense:
 Inpatient and other clinical services ....................    $   64,427      $   49,800      $   63,719
 Outpatient services - East ...............................         2,245           1,214             310
 Outpatient services - West ...............................         5,458           3,714           4,433
                                                               ----------      ----------      ----------
                                                                   72,130          54,728          68,462
 Unallocated corporate office .............................        76,033         121,924         153,133
                                                               ----------      ----------      ----------
Consolidated interest expense .............................    $  148,163      $  176,652      $  221,595
                                                               ==========      ==========      ==========

                   HEALTHSOUTH CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)


14. OPERATING SEGMENTS - (CONTINUED)

                                                                          YEAR ENDED DECEMBER 31,
                                                            ---------------------------------------------------
                                                                  1998              1999              2000
                                                            ---------------   ---------------   ---------------
                                                                              (IN THOUSANDS)
Interest income:
 Inpatient and other clinical services ..................     $     2,612       $     2,340       $     1,888
 Outpatient services - East .............................             525               301               459
 Outpatient services - West .............................             420               746               711
                                                              -----------       -----------       -----------
                                                                    3,557             3,387             3,058
 Unallocated corporate office ...........................           7,729             7,200             6,046
                                                              -----------       -----------       -----------
Consolidated interest income ............................     $    11,286       $    10,587       $     9,104
                                                              ===========       ===========       ===========
EBITDA (excluding consolidated merger and acquisition
 related expenses, loss on sale of assets and impairment
 and restructuring charge):
 Inpatient and other clinical services ..................     $   727,253       $   707,033       $   599,565
 Outpatient services - East .............................         342,213           322,472           360,133
 Outpatient services - West .............................         309,226           275,187           322,931
                                                              -----------       -----------       -----------
                                                                1,378,692         1,304,692         1,282,629
 Unallocated corporate office ...........................         (60,811)         (133,450)         (149,937)
                                                              -----------       -----------       -----------
Consolidated EBITDA (excluding consolidated merger
 and acquisition related expenses, loss on sale of assets
 and impairment and restructuring charge): ..............     $ 1,317,881       $ 1,171,242       $ 1,132,692
Consolidated merger and acquisition related expenses,
 loss on sale of assets and impairment and restructuring
 charge .................................................        (569,040)         (401,014)               --
                                                              -----------       -----------       -----------
Consolidated EBITDA .....................................     $   748,841       $   770,228       $ 1,132,692
                                                              ===========       ===========       ===========
Assets:
 Inpatient and other clinical services ..................                       $ 2,621,115       $ 2,774,893
 Outpatient services - East .............................                         1,551,413         1,704,838
 Outpatient services - West .............................                         1,790,904         1,945,070
                                                                                -----------       -----------
                                                                                  5,963,432         6,424,801
 Unallocated corporate office ...........................                           927,052           955,639
                                                                                -----------       -----------
Total assets ............................................                       $ 6,890,484       $ 7,380,440
                                                                                ===========       ===========

                   HEALTHSOUTH CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

15. RELATED PARTY

     In December 1999, the Company acquired 6,390,583 shares of Series A Convertible Preferred Stock of MedCenterDirect.com, inc., a development-stage healthcare e-procurement company, in a private placement for a purchase price of $0.3458 per share. Various persons affiliated or associated with the Company, including various of the Company's Directors and executive officers, also purchased shares in the private placement. Under a Stockholders Agreement, the Company and the other holders of the Series A Convertible Preferred Stock, substantially all of whom may be deemed to be Company affiliates or associates, have the right to elect 50% of the directors of MedCenterDirect.com. During 2001, the Company expects to enter into a definitive long-term exclusive agreement under which MedCenterDirect.com will be the Company's exclusive e-procurement vendor of medical products and supplies. The Company expects that the terms of such agreement will be no less favorable than those the Company could obtain from an unrelated vendor.


16. SUBSEQUENT EVENT

     On February 1, 2001, the Company issued $375,000,000 in 8-1/2% Senior Notes due 2008 (the "8-1/2% Notes"). The 8-1/2% Notes are unsecured, unsubordinated obligations of the Company. The net proceeds from the issuance of the 8-1/2% Notes were used to pay down indebtedness outstanding under the Company's credit facilities.

                        MARKET FOR HEALTHSOUTH'S COMMON
                    EQUITY AND RELATED STOCKHOLDER MATTERS

     HEALTHSOUTH common stock is listed for trading on the New York Stock Exchange under the symbol "HRC". The following table sets forth for the fiscal periods indicated the high and low reported sale prices for HEALTHSOUTH common stock as reported on the NYSE Composite Transactions Tape.

                                         REPORTED
                                          SALE PRICE
                                   ------------------------
                                      HIGH          LOW
                                   ----------   -----------

       1999
       ----
          First Quarter ................    $ 17.75      $  10.38
          Second Quarter ...............      16.00          8.94
          Third Quarter ................      15.38          4.56
          Fourth Quarter ...............       6.38          4.69

       2000
       ----
          First Quarter ................    $  7.31      $   4.75
          Second Quarter ...............       8.56          5.38
          Third Quarter ................       8.12          5.19
          Fourth Quarter ...............      17.50          8.12



                              ------------------
     The closing price per share for HEALTHSOUTH common stock on the New York Stock Exchange on April 4, 2001, was $12.80.

     There were approximately 6,861 holders of record of HEALTHSOUTH common stock as of March 30, 2001.

     We have never paid cash dividends on its common stock (although certain of the companies we have acquired in pooling-of-interests transactions had paid dividends prior to such acquisitions) and we do not anticipate paying cash dividends in the foreseeable future. We currently anticipates that any future earnings will be retained to finance our operations.


RECENT SALES OF UNREGISTERED SECURITIES

      There were no unregistered sales of equity securities by HEALTHSOUTH in 2000.


               CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                      ACCOUNTING AND FINANCIAL DISCLOSURE

     HEALTHSOUTH has not changed independent accountants within the 24 months prior to December 31, 2000.

                                   APPENDIX B

                      HEALTHSOUTH AUDIT COMMITTEE CHARTER


ORGANIZATION

     This charter governs the operations of the Audit Committee. The committee shall review and reassess the charter at least annually and obtain the approval of the Board of Directors for any revisions. The committee shall be appointed by the Board of Directors and shall comprise at least three directors, each of whom are independent of management and the Company. Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company, as determined by the Board of Directors in its business judgment. All committee members shall be financially literate, and at least one member shall have accounting or related financial management expertise.


STATEMENT OF POLICY

     The Audit Committee shall provide assistance to the Board of Directors in fulfilling its oversight responsibility to the Company's stockholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, and the annual independent audit of the Company's financial statements. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, the internal auditors and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel or other experts for this purpose.


RESPONSIBILITIES AND PROCESSES

     The primary responsibility of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board and report the results of its activities to the Board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

     The following shall be the principal recurring processes of the Audit Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

   (1) The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Audit Committee, as representatives of the Company?s stockholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, recommend the replacement of the independent auditors. The committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the committee shall review and recommend to the board the selection of the Company's independent auditors.

   (2) The committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the committee shall discuss with management, the internal auditors and the independent auditors the adequacy and effectiveness of the accounting and financial controls. Further, the committee shall meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations.

   (3) The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

   (4) The  committee  shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K, including the independent auditors' judgment about the quality, not just acceptability, of accounting principles, the
       reasonableness   of   significant  judgments,  and  the  clarity  of  the
       disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.


SCOPE OF RESPONSIBILITY

     The Audit Committee is responsible for the duties set forth in this charter but is not responsible for either the preparation of the financial statements or the auditing of the financial statements. Management has the responsibility for preparing the financial statements and implementing internal controls, and the independent auditors have the responsibility for auditing the financial statements and monitoring the effectiveness of the internal controls. The review of the financial statements by the Audit Committee is not of the same quality as the audit performed by the independent auditors.

--------------------------------------------------------------------------------
                            HEALTHSOUTH CORPORATION
          PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS -- MAY 17, 2001
               THIS PROXY IS SOLICITED BY OUR BOARD OF DIRECTORS

     The undersigned hereby revoke(s) any and all proxies previously given by the undersigned to vote or act with respect to the common stock of HEALTHSOUTH Corporation owned by the undersigned, and appoints RICHARD M. SCRUSHY and WILLIAM T. OWENS or __________________, and each of them, with several powers of substitution, as proxies to vote the shares of common stock, par value $.01 per share, of HEALTHSOUTH Corporation that the undersigned would be entitled to vote if personally present at the annual meeting of stockholders of HEALTHSOUTH Corporation to be held at One HealthSouth Parkway, Birmingham, Alabama, on Thursday, May 17, 2001, at 2:00 p.m., C.D.T., and at any adjournment(s) or postponement(s) of the annual meeting.


     1. ELECTION OF DIRECTORS
        [ ] FOR all nominees listed below            [ ]  WITHHOLD AUTHORITY to vote
            (Except as marked to the contrary below)      for all nominees listed below



Richard M. Scrushy     Joel C. Gordon             Larry D. Striplin, Jr.
John S. Chamberlin     Charles W. Newhall III     George H. Strong
C. Sage Givens         William T. Owens           Phillip C. Watkins, M.D.

INSTRUCTION:  TO  WITHHOLD  AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK A
              LINE THROUGH THAT NOMINEE'S NAME IN THE LIST PROVIDED ABOVE.
      2. IN THE DISCRETION OF THE PROXIES, TO ACT UPON ANY OTHER MATTER INCIDENTAL TO THE FOREGOING OR THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) OF THE ANNUAL MEETING.

                                       (Continued and to be signed on reverse.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                         (Continued from other side.)

     THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED ON THIS PROXY BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ITEM 1. IF YOU WISH TO WITHHOLD THE DISCRETIONARY AUTHORITY DESCRIBED IN ITEM 2 ABOVE, MARK A LINE THROUGH THE ENTIRE ITEM 2.

     Please mark, date, sign and promptly mail this proxy using the enclosed envelope. No postage is required.



                                          DATED                             2001
                                                --------------------------,

                                          -------------------------------------
                                          Signature of Stockholder

                                          -------------------------------------
                                          Signature of Stockholder

                                          Please  sign  your  name as it appears
                                          on  this  form  of  proxy. If there is
                                          more   than   one  owner,  each  owner
                                          should  sign. If you are signing as an
                                          attorney,   administrator,   executor,
                                          guardian  or  trustee, please indicate
                                          the   capacity   in   which   you  are
                                          signing.  If executed by a corporation
                                          or  partnership,  this  form  of proxy
                                          must   be   signed  by  an  authorized
                                          representative.
--------------------------------------------------------------------------------